Filed Pursuant to Rule 424(b)(5)
Registration No. 333-227641

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, $0.01 par value per share	$750,000,000	$90,900

(1)

Calculated in accordance with Rules 457(o) and 457(r) under the Securities Act of 1933, as amended. In accordance with Rules 456(b) and 457(r), the registrant initially deferred payment of all of the registration fees for Registration Statement No. 333-227641 filed by the registrant on October 1, 2018.

PROSPECTUS SUPPLEMENT

(To Prospectus dated October 1, 2018)

$750,000,000

VICI Properties Inc.

Common Stock

VICI Properties Inc. and VICI Properties L.P., our Operating Partnership, have entered into an equity distribution agreement, dated December 19, 2018 (the “equity distribution agreement”), with Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Evercore Group L.L.C., Robert W. Baird & Co. Incorporated, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Stifel, Nicolaus & Company, Incorporated, SunTrust Robinson Humphrey, Inc., Wells Fargo Securities, LLC, Ladenburg Thalmann & Co. Inc. and Nomura Securities International, Inc. (each, a “Manager,” and collectively, the “Managers”) relating to the issuance and sale of shares of our common stock, $0.01 par value per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the equity distribution agreement, we may, at our discretion, offer and sell shares of our common stock having an aggregate gross sales price of up to $750,000,000 from time to time through one or more of the Managers, acting as our sales agent, or directly to one or more of the Managers, acting as principal, in each case acting severally and not jointly.

Our shares of common stock trade on the New York Stock Exchange (the “NYSE”) under the symbol “VICI.” On December 18, 2018 the last reported sale price of our common stock on the NYSE was $19.80 per share.

Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in negotiated transactions or transactions that are deemed to be “at the market” offerings, as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made by means of ordinary brokers’ transactions on the NYSE at market prices, sales made to or through a market maker, in block transactions or by any other method permitted by law, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Managers are not required to sell any specific number or dollar amount of our common stock, but as instructed by us will make all sales using commercially reasonable efforts, consistent with their normal trading and sales practices and applicable law and regulation, and subject to the terms of the equity distribution agreement and our instructions. Our common stock to which this prospectus supplement relates will be sold only through one Manager on any given day. We, or any of the Managers as to itself, may suspend the offering of our shares of common stock at any time upon proper notice, upon which the selling period will immediately terminate.

Each of the Managers will receive from us a commission for sales with respect to which it acts as our sales agent at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the gross sales price of shares of our common stock sold through it from time to time under the equity distribution agreement. In connection with the sale of shares of our common stock on our behalf, each of the Managers may be deemed to be an “underwriter” within the meaning of the Securities Act and their compensation may be deemed to be underwriting discounts or commissions.

Under the terms of the equity distribution agreement, we may also sell shares of our common stock to a Manager, as principal for its own account, at a price to be agreed upon at the time of sale. If we sell shares of our common stock to a Manager, as principal, we will enter into a separate terms agreement with that Manager setting forth the terms of such transaction, and we will describe any such terms agreement in a separate prospectus supplement or pricing supplement. Apart from any agreement set forth in a terms agreement, no Manager is required to purchase any shares of common stock from us.

We have elected to be taxed as a real estate investment trust (“REIT”) for U.S. Federal income tax purposes commencing with our taxable year ended December 31, 2017. To assist us in maintaining our status as a REIT, among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our shares and a provision generally restricting stockholders from owning more than 9.8% in value or number, whichever is more restrictive, of any class or series of our shares, including the common stock offered hereby. In addition to the restrictions referred to in the immediately preceding sentence, ownership of our capital stock, including the common stock offered hereby, is subject to applicable gaming laws, and any person owning or controlling at least 5% of the outstanding shares of any class of our capital stock is required to promptly notify us of their identity. See “Description of Capital Stock—Restrictions on Ownership and Transfer” and “Description of Capital Stock—Redemption of Securities Owned or Controlled by an Unsuitable Person or Affiliate” in the accompanying prospectus for a detailed description of the ownership, transfer and notification restrictions applicable to our common stock.

Investing in our common stock involves risks. You should read carefully and consider the “Risk Factors” beginning on page S-4 of this prospectus supplement and in the reports we file with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the SEC nor any state or other securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Citigroup	BofA Merrill Lynch	Deutsche Bank Securities	Evercore ISI

Baird	Barclays	Credit Suisse

Stifel	SunTrust Robinson Humphrey	Wells Fargo Securities

Ladenburg Thalmann	Nomura

The date of this prospectus supplement is December 19, 2018

Prospectus Supplement

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus we may authorize to be delivered to you. References to “documents incorporated by reference” shall also include any documents deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. To the extent there are any inconsistencies between the information in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement. Neither we nor any of the Managers have authorized any other person to provide you with different or additional information, and if anyone provides you with different or additional information, you should not rely on it. Neither we nor any of the Managers are making an offer to sell, or soliciting an offer to buy, these securities in a jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus prepared by us is accurate only as of their respective dates or on the date or dates which are specified in such documents. Our business, financial condition, cash flows, operating and financial results, and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act. By using a shelf registration statement, we may sell, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, in one or more offerings, one or any combination of the securities described in this prospectus supplement and the accompanying prospectus. As allowed by the SEC rules, this prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, as well as the accompanying prospectus and the documents incorporated by reference herein and therein.

You should read carefully this entire prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein, which we have referred you to in “Incorporation of Certain Documents by Reference” on page S-18 of this prospectus supplement and page 68 of the accompanying prospectus, before making an investment decision. Statements contained or incorporated by reference in this prospectus supplement or the accompanying prospectus as to the content of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to a document incorporated by reference in this prospectus supplement or the accompanying prospectus, each such statement being qualified in all respects by such reference.

Unless the context otherwise requires or unless otherwise specified, (i) all references in this prospectus supplement to the terms the “Company” and “VICI” refer to VICI Properties Inc. and (ii) all references to the “Operating Partnership” refer to VICI Properties L.P. Unless the context otherwise requires, or unless otherwise specified, all references in this prospectus to the terms “we,” “us” and “our” refer to VICI, together with its consolidated subsidiaries, including the Operating Partnership.

“Acquisitions” refers to the Pending Acquisitions together with the Octavius Tower Acquisition (as defined herein).

“Caesars” refers to Caesars Entertainment Corporation, a Delaware corporation, and its subsidiaries.

“Caesars Entertainment Outdoor” refers to the historical operations of the golf courses that were transferred from CEOC to VICI Golf on the Formation Date.

“CEC” refers to Caesars Entertainment Corporation, a Delaware corporation.

“CEOC” refers to Caesars Entertainment Operating Company, Inc., a Delaware corporation, and its subsidiaries, prior to the Formation Date, and following the Formation Date, CEOC, LLC, a Delaware limited liability company, and its subsidiaries. CEOC is a subsidiary of CEC.

“CPLV Lease Agreement” refers to the lease agreement for Caesars Palace Las Vegas, as amended from time to time.

“CPLV Mortgage Borrower” refers to CPLV Property Owner LLC, a Delaware limited liability company, the special purpose bankruptcy remote entity that is the fee owner of Caesars Palace Las Vegas (subject to the CPLV Lease Agreement) and that is indirectly wholly owned by VICI PropCo.

“First Lien Senior Secured Term Loan” refers to the seven year senior secured first lien term loan B facility entered into by VICI PropCo in December 2017.

“Formation Date” refers to October 6, 2017.

“Formation Lease Agreements” refers to the CPLV Lease Agreement, the Joliet Lease Agreement and the Non-CPLV Lease Agreement, collectively.

“Greektown Acquisition” refers to the acquisition by us of all the land and real estate assets associated with the Greektown Casino-Hotel in Detroit, Michigan.

S-ii

“Harrah’s Philadelphia Acquisition” refers to the acquisition and lease back of all of the land and real estate assets associated with Harrah’s Philadelphia (the “Harrah’s Philadelphia Property”) for $241.5 million, which purchase price will be reduced by $159.0 million to reflect the aggregate net present value of the contemplated modifications to certain of our leases with Caesars, resulting in cash consideration payable by us of $82.5 million.

“HLV Lease Agreement” refers to the lease agreement for the Harrah’s Las Vegas facilities, as amended from time to time.

“Joliet Lease Agreement” refers to the lease agreement for the facilities in Joliet, Illinois, as amended from time to time.

“Lease Agreements” refer collectively to the CPLV Lease Agreement, the Non-CPLV Lease Agreement, the Joliet Lease Agreement, the HLV Lease Agreement and the Octavius Lease (as defined herein) until the closing of the Harrah’s Philadelphia Acquisition (as defined herein), unless the context otherwise requires.

“Lease Modifications” refers to certain modifications to the Lease Agreements contemplated in connection with the closing of the Harrah’s Philadelphia Acquisition, as more fully described in Note 5 – Real Estate Portfolio in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.

“Margaritaville Acquisition” refers to the acquisition by us of the land and real estate assets of Margaritaville Resort Casino, located in Bossier City, Louisiana (the “Margaritaville Resort Casino”), for $261.1 million in cash.

“Non-CPLV Lease Agreement” refers to the lease agreement for regional properties other than the facilities in Joliet, Illinois, as amended from time to time.

“Octavius Tower Acquisition” refers to the acquisition and lease back, completed on July 11, 2018, of all of the land and real estate assets associated with Octavius Tower at Caesars Palace Las Vegas (“Octavius Tower”) for $507.5 million in cash.

“Pending Acquisitions” refers collectively to the Greektown Acquisition, the Harrah’s Philadelphia Acquisition and the Margaritaville Acquisition.

“Penn National” refers to Penn National Gaming, Inc. and its subsidiaries.

“Second Priority Senior Secured Notes” refers to $766.9 million aggregate principal amount of 8.0% second priority senior secured notes due 2023 issued by a subsidiary of the Operating Partnership in October 2017, of which approximately $498.5 million aggregate principal amount remains outstanding.

“Senior Secured Revolving Credit Facility” refers to the five year first lien revolving credit facility entered into by VICI PropCo in December 2017.

“VICI Golf” refers to VICI Golf LLC, a Delaware limited liability company that is the owner and operator of the Caesars Entertainment Outdoor business.

“VICI PropCo” refers to VICI Properties 1 LLC, a Delaware limited liability company, which through its subsidiaries owns most of our real estate assets.

S-iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and documents incorporated by reference herein and therein contain statements regarding future events and can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” or similar expressions, which constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are based on our current plans, expectations and projections about future events. They give our expectations about the future and are not guarantees. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed in or implied by such forward-looking statements. We caution you not to place undue reliance on any of these forward-looking statements.

The forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results, performance and achievements could differ materially from those expressed in or by the forward-looking statements and may be affected by a variety of risks and other factors, including, among others:

•

the ability to receive, or delays in obtaining, the governmental and regulatory approvals and consents (which we sometimes refer to herein as “regulatory approvals”) required to consummate our Pending Acquisitions, or other delays or impediments to completing these acquisitions;

•	our ability to obtain the financing necessary to complete each of the Pending Acquisitions on the terms we currently expect or at all;

•	the possibility that the one or more of the Pending Acquisitions may not be completed or that completion may be unduly delayed;

•	the effects of the Pending Acquisitions on us, including the post-acquisition impact on our financial condition, financial and operating results, cash flows, strategy and plans;

•

our dependence on subsidiaries of CEC and Penn National Gaming, Inc. as tenants of our properties and CEC, Penn National Gaming, Inc. or certain of their respective subsidiaries as guarantors of the lease payments and the negative consequences any material adverse effect on their respective businesses could have on us;

•	our dependence on the gaming industry;

•

our ability to pursue our business and growth strategies may be limited by our substantial debt service requirements and by the requirement that we distribute 90% of our “REIT taxable income” in order to qualify for taxation as a REIT and that we distribute 100% of our “REIT taxable income” in order to avoid current entity-level U.S. Federal income taxes;

•	the impact of extensive regulation from gaming and other regulatory authorities;

•	the ability of our tenants to obtain and maintain regulatory approvals in connection with the operation of our properties;

•	the possibility that our tenants may choose not to renew the lease agreements with respect to our properties following the initial or subsequent terms of the leases;

S-iv

•	restrictions on our ability to sell our properties subject to the lease agreements with respect to our properties;

•	the historical results of Caesars and Penn National may not be a reliable indicator of their future results;

•	our substantial amount of indebtedness and ability to service and refinance such indebtedness;

•	limits on our operational and financial flexibility imposed by our debt agreements;

•

our historical financial statements and our pro forma consolidated and combined financial statements may not be reliable indicators of our future results of operations, cash flows or financial condition;

•	our inability to achieve the expected benefits from operating as a company independent of Caesars;

•	the possibility our separation from CEOC fails to qualify as a tax-free spin-off, which could subject us to significant tax liabilities;

•	the impact of changes to the U.S. Federal income tax laws;

•	the possibility of foreclosure on our properties if we are unable to meet required debt service payments;

•	the impact of a rise in interest rates on us;

•	our inability to successfully pursue investments in, and acquisitions of, additional properties;

•	the impact of natural disasters or terrorism on our properties;

•	the loss of the services of key personnel;

•	the inability to attract, retain and motivate employees;

•	the costs and liabilities associated with environmental compliance;

•	failure to establish and maintain an effective system of integrated internal controls;

•	the costs of operating as a public company;

•	our inability to operate as a stand-alone company;

•	our inability to maintain our qualification for taxation as a REIT;

•	our reliance on distributions received from the Operating Partnership to make distributions to our stockholders;

•	the amount of our cash distributions could be impacted if we were to sell any of our properties in the future;

•	there can be no assurance that we will be able to continue to make distributions to holders of our common stock or maintain anticipated levels of distributions over time;

•	competition for acquisition opportunities from other REITs and gaming companies that may have greater resources and access to capital and a lower cost of capital than us;

S-v

•

our guidance for 2018 does not include, and any guidance that we may provide in the future may not include, the expected impact of any future acquisitions (including the Pending Acquisitions) or dispositions, sales of our common stock pursuant to this prospectus supplement, other capital markets activity, or other non-recurring transactions;

•

the impact of any sales of our securities pursuant to this prospectus supplement, the accompanying prospectus or otherwise, including the dilutive effect on our earnings, Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”) per share; and

•	additional factors discussed herein, in the accompanying prospectus or in the documents incorporated by reference herein and therein.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus supplement, in the accompanying prospectus or in the documents incorporated by reference herein and therein. All forward-looking statements are made as of the respective dates of this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein or such other dates as may be indicated in such documents, as applicable, and the risk that actual results, performance and achievements will differ materially from the expectations expressed in or referenced by the applicable document will increase with the passage of time. Except as otherwise required by the U.S. Federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, the inclusion of such forward-looking statements should not be regarded as representation by us or any other person that the objectives and strategies set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein will be achieved.

S-vi

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about our business and this offering and may not contain all of the information that may be important to you. You should read carefully this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the information set forth under the caption “Risk Factors” in this prospectus supplement and in the reports we file with the SEC pursuant to the Exchange Act. You should also read our unaudited pro forma consolidated and combined financial statements included herein and our historical financial statements and related notes, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. See “Incorporation of Certain Documents by Reference.” This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from future results contemplated in the forward-looking statements as a result of factors such as those set forth in the “Risk Factors” disclosures referred to above and in “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement.

Except as otherwise indicated or unless the context otherwise requires, all references in this prospectus supplement to “on a pro forma basis” refer to us on a pro forma basis giving effect to the items described in “Unaudited Pro Forma Consolidated and Combined Financial Statements.”

Overview of Our Company

We are an owner and acquirer of experiential real estate assets across leading gaming, hospitality, entertainment and leisure destinations. Our national, geographically diverse portfolio currently consists of 20 properties, including Caesars Palace Las Vegas and Harrah’s Las Vegas, two of the most iconic entertainment facilities on the Las Vegas Strip. Our entertainment facilities are leased to leading brands that seek to drive consumer loyalty and value with guests through superior services, experiences, products and continuous innovation. Prior to giving effect to the Pending Acquisitions, our well-maintained properties currently are located in nine states, contain nearly 14,500 hotel rooms and feature over 150 restaurants, bars and nightclubs across more than 35 million square feet.

Our portfolio also includes approximately 34 acres of undeveloped land adjacent to the Las Vegas Strip that is leased to Caesars, which we may look to monetize as appropriate. We also own and operate four championship golf courses located near certain of our properties, two of which are in close proximity to the Las Vegas Strip. As a growth-focused public real estate company, we expect our relationship with our partners, who lease and operate our properties, will position us for the acquisition of additional properties across the leisure and hospitality industries.

We made an election to be taxed as a REIT for U.S. Federal income tax purposes commencing with our taxable year ended December 31, 2017. We believe our election of REIT status combined with the income generation from the lease agreements with respect to our properties has enhanced and will continue to enhance our ability to make distributions to our stockholders, providing investors with current income as well as the potential for long-term growth.

We conduct our real property business through the Operating Partnership, which is our wholly owned subsidiary, and our golf course business through a taxable REIT subsidiary, VICI Golf.

Recent Developments

Our Recent and Pending Acquisitions

The following table presents information about our recent and pending acquisition transactions.

Property Being Acquired/Acquired	Location	Approx. Structure Sq. Ft. (in thousands)	Hotel Rooms	VICI Purchase Price (in millions)		Initial Total Annual Rent (in millions)
Greektown Casino-Hotel(1)	Detroit, MI	2,533	400	$700.0		$55.6
Margaritaville Resort Casino(2)	Bossier City, LA	1,381	395	$261.1		$23.2
Harrah’s Philadelphia Casino and Racetrack(2)	Chester, PA	2,000	—	$241.5	(4)	$21.0
Octavius Tower (at Caesars Palace Las Vegas)(3)	Las Vegas, NV	1,200	668	$507.5		$35.0

(1)	Acquisition is subject to regulatory approvals and customary closing conditions and is expected to be completed in mid-2019.
(2)	Acquisition is subject to regulatory approvals and customary closing conditions and is expected to be completed by December 31, 2018.
(3)	Acquisition completed on July 11, 2018.
(4)

The purchase price is $241.5 million in cash, which will be reduced by $159.0 million to reflect the aggregate net present value of the contemplated modifications to certain of our leases with Caesars, resulting in total cash consideration payable by us of $82.5 million.

The closing of each of the Pending Acquisitions is subject to customary closing conditions, including regulatory approvals, and there can be no assurance that the Pending Acquisitions will occur on the terms or within the timeframe described in this prospectus supplement, or at all.

Corporate Matters

Our principal executive offices are located at 430 Park Avenue, 8th Floor, New York, New York 10022 and our main telephone number is (646) 949-4631. Our website address is www.viciproperties.com. None of the information on, or accessible through, our website is incorporated in, or constitutes a part of, this prospectus supplement or the accompanying prospectus, and the inclusion of our website address in this prospectus supplement and the accompanying prospectus is an inactive textual reference only.

The Offering

Common stock offered from time to time by us	Shares of our common stock having an aggregate gross sales price of up to $750,000,000.

Use of proceeds	We intend to contribute any net proceeds from this offering to the Operating Partnership, which intends to use such net proceeds for general corporate purposes, which may include the acquisition and improvement of properties, capital expenditures, working capital, the repayment of indebtedness and other general business purposes. See “Use of Proceeds.”

NYSE symbol	“VICI”

Ownership and transfer restrictions	To assist us in maintaining our status as a REIT, among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our shares and a provision generally restricting stockholders from owning more than 9.8% in value or in number, whichever is more restrictive, of any class or series of our shares, including if repurchases by us cause a person’s holdings to exceed such limitations. An exemption from the 9.8% ownership limit was granted to certain stockholders, and our board may in the future provide exceptions to the ownership limit for other stockholders, subject to certain initial and ongoing conditions designed to protect our status as a REIT. In addition to the restrictions set forth above, our outstanding shares of capital stock are held subject to applicable gaming laws. Any person owning or controlling at least 5% of the outstanding shares of any class of our capital stock is required to promptly notify us of such person’s identity. See “Description of Capital Stock—Restrictions on Ownership and Transfer” and “Description of Capital Stock—Redemption of Securities Owned or Controlled by an Unsuitable Person or Affiliate” in the accompanying prospectus.

Risk factors	Investing in our common stock involves risks. You should read carefully and consider the information set forth under the caption “Risk Factors” beginning on page S-4 of this prospectus supplement, in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as such risk factors may be updated from time to time by our future filings under the Exchange Act, before making a decision to invest in our common stock.

Tax considerations	For a discussion of other material U.S. Federal income tax consequences that may be relevant to prospective stockholders, please read “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus.

RISK FACTORS

An investment in our common stock involves risks. You should carefully consider the risks and uncertainties described below as well as those set forth in our most recent Annual Report on Form 10-K and the risk factors contained in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement and the accompanying prospectus, as such risk factors may be updated from time to time by our future filings under the Exchange Act, before making an investment in our common stock. If any of these risks occur, our business, results of operations, financial condition, cash flows and prospects and our ability to make distributions to our stockholders and to satisfy our debt service obligations may be materially and adversely affected. This could cause the value of our common stock to decline and you could lose part or all of your investment. These risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that as of the date of this prospectus supplement we deem immaterial may also have a material adverse effect on us.

Risks Relating to Our Common Stock and this Offering

Our common stock has only traded on the NYSE since February 1, 2018. The market price and trading volume of shares of our common stock may be volatile, which could cause the value of your investment to decline.

Our common stock has only traded on the NYSE since February 1, 2018. The market price of our common stock may be volatile. In addition, the stock markets generally may experience significant volatility, often unrelated to the operating performance of the individual companies whose securities are publicly traded. The trading volume of our common stock may fluctuate and cause significant price variations to occur. If the market price of our common stock declines, you may be unable to resell your shares. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly in the future.

Some of the factors, many of which are beyond our control, that could negatively affect the market price of our common stock or result in fluctuations in the price or trading volume of our common stock include:

•	actual or anticipated variations in our quarterly results of operations, distributions or future prospects;

•	changes in our earnings, FFO or AFFO per share estimates;

•	publication of research reports about us, Caesars, Penn National or the real estate or gaming industries;

•	adverse developments involving Caesars or Penn National;

•	changes in market interest rates that may cause purchasers of our shares to demand an increased yield;

•	changes in market valuations of similar companies;

•	market reaction to any additional capital we raise in the future, including availability and attractiveness of long-term debt financing in connection with the Greektown Acquisition;

•	our failure to achieve the anticipated benefits of future acquisitions, including the Pending Acquisitions, within the timeframe or to the extent anticipated by financial or industry analysts;

•	additions or departures of key personnel;

•	reaction to our public announcements;

•	sales or potential sales of our common stock by us or our significant stockholders;

•	other actions by institutional stockholders;

•	strategic actions taken by us or our competitors, such as acquisitions;

•	speculation in the press or investment community about us, our industry or the economy in general;

•	new laws or regulations or new interpretations of existing laws or regulations applicable to our business and operations or the gaming industry;

•	changes in tax or accounting standards, policies, guidance, interpretations or principles;

•	the occurrence of any of the other risk factors presented or incorporated by reference in this prospectus supplement and the accompanying prospectus; and

•	adverse conditions in the financial markets or general U.S. or international economic conditions, including those resulting from war, acts of terrorism and responses to such events.

An increase in market interest rates could cause potential investors to seek higher returns and therefore reduce demand for our common stock and result in a decline in our share price.

One of the factors that may influence the market price of shares of our common stock is the yield of our shares (i.e., the annualized distributions per share of our common stock as a percentage of the market price per share of our common stock) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of our common stock to expect a higher yield which may result in a decline in the market price of our common stock. Higher interest rates would likely increase our borrowing costs and potentially decrease our cash available for distribution. Thus, higher market interest rates could also cause the market price of shares of our common stock to decline.

Future incurrences of debt, which would be senior to our shares of common stock upon liquidation, and/or issuance of preferred equity securities, which may be senior to our shares of common stock for purposes of distributions or upon liquidation, could adversely affect the market price of our common stock. This offering and future offerings of common stock could dilute existing common stockholders.

In the future, we may attempt to increase our capital resources by incurring debt, including medium-term notes, trust preferred securities and senior or subordinated notes, or issuing preferred shares. If a liquidation event were to occur, holders of our debt securities and preferred shares and lenders with respect to other borrowings will receive distributions of our available assets prior to the holders of our shares of common stock. In addition, our preferred stock, if issued, would likely limit our ability to make liquidating or other distributions to the holders of shares of our common stock under certain circumstances. Any future common stock offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Holders of shares of our common stock are not entitled to preemptive rights or other protections against dilution. Since our decision to issue debt securities, incur other forms of indebtedness or to issue common or preferred stock in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future offerings. Thus, our stockholders bear the risk of our issuing senior securities, incurring other senior obligations or issuing additional common stock in the future, which may reduce the market price of shares of our common stock, reduce cash available for distribution to common stockholders or dilute their stockholdings in us.

The number of shares available for future sale could adversely affect the market price of shares of our common stock.

We cannot predict whether future issuances of our shares or the availability of shares of our common stock for resale in the open market will decrease the market price per share of shares of our common stock. Sales of a substantial number of shares of our common stock in the public market, including in this offering, or the perception that such sales might occur, could adversely affect the market price of shares of our common stock.

Our earnings and cash distributions could affect the market price of shares of our common stock.

Our common stock may trade at prices that are lower than our net asset value per share. To the extent that we retain operating cash flow for investment, working capital or other purposes, rather than distributing such cash to stockholders, these retained funds, while increasing the value of our assets, may negatively impact the market price of shares of our common stock. Our failure to meet market expectations with regard to future earnings and cash distributions could adversely affect the market price of shares of our common stock.

The historical financial statements and pro forma consolidated and combined financial statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus may not be a reliable indicator of future results.

We are a newly organized company with limited operating history and did not operate as a REIT or otherwise as a stand-alone business prior to the Formation Date. Therefore, our growth prospects must be considered in light of the risks, expenses and difficulties frequently encountered when any new business is formed. We cannot assure you that we will be able to successfully operate our business profitably or implement our operating policies and business and growth strategies. We urge you to carefully consider the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus concerning us before making a decision to purchase shares of our common stock. The historical and pro forma financial data included or incorporated by reference in this prospectus supplement and in the accompanying prospectus may not reflect what our financial condition and results of operations will be in the future. Prior to the Formation Date, the properties we acquired from Caesars were operated by Caesars as part of its larger corporate organization and not as a stand-alone business or independent company. The pro forma financial statements that we have included in this prospectus supplement may not reflect what our financial condition or results of operations would have been had we existed as a stand-alone business or independent entity, or had we operated as a REIT, during the periods presented. Significant changes have occurred in our cost structure, financing and business operations as a result of our operation as a stand-alone company and the entry into transactions with Caesars that have not existed historically, including the lease agreements with respect to our properties and the related guarantees.

The pro forma financial statements included in this prospectus supplement were prepared on the basis of assumptions derived from available information that we believe to be reasonable. However, these assumptions may change or may be incorrect, and actual results may differ, perhaps significantly. Therefore, the pro forma financial statements we have included in this prospectus supplement may not necessarily be indicative of what our financial condition and results of operations will be in the future. For additional information about the basis of presentation of the financial information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, see: (i) our audited financial statements, the audited financial statements of Caesars Entertainment Outdoor (which is our predecessor), the combined statement of investments of real estate assets to be contributed to VICI Properties Inc., the notes to such financial statements and the information under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2017 (our “Annual Report”); (ii) our unaudited interim financial statements, the notes thereto and the information under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 and incorporated by reference in this prospectus supplement and the accompanying prospectus; and (iii) the information under the caption “Unaudited Pro Forma Consolidated and Combined Financial Statements” included in this prospectus supplement.

The unaudited pro forma consolidated and combined financial statements contained in this prospectus supplement are presented for illustrative purposes only and may not be reflective of our results of operations and financial condition following completion of the pro forma events.

The unaudited pro forma consolidated and combined financial statements contained in this prospectus supplement are presented for illustrative purposes only and are not necessarily indicative of what our actual financial condition or results of operations would have been had the pro forma events been completed on the dates indicated. Further, our actual results of operations and financial condition after the pro forma events may differ materially and adversely from the unaudited pro forma consolidated and combined financial statements that are included in this prospectus supplement. The unaudited pro forma consolidated and combined financial statements have been prepared with the assumption that we will be identified as the acquirer under generally accepted accounting principles and reflects adjustments based upon, among other things, preliminary estimates of the fair value of assets to be acquired and liabilities to be assumed and our costs of debt capital used to finance the Greektown Acquisition.

USE OF PROCEEDS

We intend to contribute any net proceeds from this offering to the Operating Partnership, which intends to use such net proceeds for general corporate purposes, which may include the acquisition and improvement of properties, capital expenditures, working capital, the repayment of indebtedness and other general business purposes.

To the extent that any net proceeds from this offering are applied to repay any current or future indebtedness of ours for which any of the Managers or any of their respective affiliates serve as a lender or to the extent we repurchase debt securities that are held by any of the Managers or any of their respective affiliates, such Managers or affiliates, as the case may be, will receive proceeds from this offering through the repayment or repurchase of that indebtedness. For more information, see “Plan of Distribution—Conflicts of Interest.”

Pending application of any net proceeds as described above, the Operating Partnership intends to invest such net proceeds in short-term income producing investments, such as commercial paper, government securities or money market funds that invest in government securities and/or commercial paper, that are consistent with our intention to continue to qualify as a REIT for U.S. Federal income tax purposes.

UNAUDITED PRO FORMA CONSOLIDATED AND COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated and combined financial statements have been prepared in accordance with Article 11 of Regulation S-X and give effect to the transactions described below. The unaudited pro forma consolidated and combined balance sheet gives effect to (i) the Margaritaville Acquisition, (ii) the Harrah’s Philadelphia Acquisition and Lease Modifications and (iii) the Greektown Acquisition, as if they had occurred on September 30, 2018, as these transactions have not been reflected in the Company’s historical balance sheet as of September 30, 2018. The unaudited pro forma consolidated and combined statements of operations give effect to (i) the 2017 Transactions and IPO (as defined below), (ii) the Margaritaville Acquisition, (iii) the Octavius Tower Acquisition, Harrah’s Philadelphia Acquisition and Lease Modifications and (iv) the Greektown Acquisition, as if each such transaction had occurred on January 1, 2017.

2017 Transactions and IPO

•	The execution of the Formation Lease Agreements;

•	the incurrence by subsidiaries of the Company of approximately $4,917.0 million of indebtedness on the Formation Date and the use of proceeds therefrom;

•	the entry into a golf course use agreement (the “Golf Course Use Agreement”) with Caesars on the Formation Date;

•	the acquisition of Harrah’s Las Vegas for a purchase price of approximately $1,136.2 million on December 22, 2017;

•

the incurrence by subsidiaries of the Company of approximately $2,500.0 million of indebtedness on December 22, 2017, comprised of a $2,200.0 million First Lien Senior Secured Term Loan and a $300 million draw under the $400 million Senior Secured Revolving Credit Facility, a portion of which was used to: (a) refinance (i) $1,638.4 million aggregate principal amount of senior secured first lien term loans under a senior secured credit facility (“Prior Term Loans”), and (ii) $311.7 million aggregate principal amount of first priority senior secured floating rate notes due 2022 (“Prior First Lien Notes”) and (b) repurchase all three tranches of mezzanine debt of CPLV with an initial aggregate principal amount of $650.0 million (“Prior CPLV Mezzanine Debt”), of which $250.0 million was subject to the mandatory mezzanine conversion on November 6, 2017, for $400.0 million; and

•

the Company’s IPO, which closed on February 5, 2018 and raised $1,391.5 million of gross proceeds, resulting in net proceeds of approximately $1,307.0 million after the underwriting discount and other offering expenses (collectively with the foregoing 2017 transactions, the “2017 Transactions and IPO”).

Margaritaville Acquisition

•	The Margaritaville Acquisition for a purchase price of $261.1 million and entry into the Margaritaville Lease Agreement.

Purchase of Octavius Tower, Harrah’s Philadelphia and Lease Modifications with Caesars

•	The Octavius Tower Acquisition completed on July 11, 2018 for a purchase price of $507.5 million;

•

the Harrah’s Philadelphia Acquisition for a purchase price of $241.5 million, which purchase price will be reduced by $159.0 million to reflect the aggregate net present value of the Lease Modifications; and

•	the financial statement impact of the Lease Modifications.

Greektown Acquisition

•	The Greektown Acquisition for a purchase price of $700.0 million; and

•

the issuance of 34,500,000 shares of common stock in a follow-on primary offering completed on November 19, 2018 and the incurrence of $350.0 million of debt to finance the Greektown Acquisition and related fees and expenses.

The assumptions used and pro forma adjustments derived from such assumptions are based on currently available information, and in many cases are based on estimates and preliminary information. The assumptions underlying the pro forma adjustments are described in the accompanying notes to the unaudited pro forma consolidated and combined financial statements. We believe such assumptions are reasonable under the circumstances and reflect our best currently available estimates and judgments. However, no assurance can be given that the Margaritaville Acquisition, the Harrah’s Philadelphia Acquisition, the Lease Modifications or the Greektown Acquisition will occur on the terms or timing contemplated herein, or at all. Furthermore, the unaudited pro forma consolidated and combined financial statements may not be indicative of our future financial condition or results of operations and do not necessarily reflect what our financial condition or results of operations would have been had the transactions to which the pro forma adjustments relate actually occurred on the dates indicated.

The unaudited pro forma consolidated and combined financial statements are derived from and should be read in conjunction with the Company’s consolidated financial statements and related notes included in our Annual Report, the Company’s consolidated financial statements and related notes included in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, the historical combined financial statements of Caesars Entertainment Outdoor, our predecessor, included in our Annual Report, and the combined statements of investments of real estate assets to be contributed to the Company included in our Annual Report, and in each case, the related notes thereto.

Unaudited Pro Forma Consolidated and Combined Balance Sheet

As of September 30, 2018

(in thousands, except share and per share amounts)

	VICI Properties Inc. (a)	Margaritaville Acquisition		Harrah’s Philadelphia Acquisition and Lease Modifications		Greektown Acquisition		Total Pro Forma
Assets
Real estate portfolio:
Investments in direct financing leases, net	$8,815,557	$266,833	(b)	$92,433	(b)	$705,800	(b)	$9,880,623
Investments in operating leases	1,075,691	—		11,686	(b)	—		1,087,377
Land	95,789	—		—		—		95,789
Property and equipment used in operations, net	72,287	—		—		—		72,287
Cash and cash equivalents	145,223	—		(50,276)	(c)	332,917	(c)	427,864
Restricted cash	58	—		—		—		58
Short-term investments	320,676	(266,833)	(c)	(53,843)	(c)	—		—
Other assets	43,220	—		—		—		43,220

Total assets	$10,568,501	$—		$—		$1,038,717		$11,607,218

Liabilities
Debt, net	$4,121,153	$—		$—		$344,188	(d)	$4,465,341
Accrued interest	23,672	—		—		—		23,672
Deferred financing liability	73,600	—		—		—		73,600
Deferred revenue	701	—		—		—		701
Dividends payable	106,356	—		—		—		106,356
Other liabilities	31,742	—		—		—		31,742
Deferred income taxes	4,004	—		—		—		4,004

Total liabilities	4,361,228	—		—		344,188		4,705,416

Stockholders’ equity
Common stock, $0.01 par value, 700,000,000 shares authorized and 370,228,468 shares issued and outstanding at September 30, 2018, 404,728,468 shares issued and outstanding pro forma	3,702	—		—		345	(e)	4,047
Additional paid-in capital	5,953,726	—		—		694,184	(e)	6,647,910
Accumulated other comprehensive income	5,465	—		—		—		5,465
Retained earnings	160,915	—		—		—		160,915

Total VICI stockholders’ equity	6,123,808	—		—		694,529		6,818,337
Non-controlling interests	83,465	—				—		83,465

Total stockholders’ equity	6,207,273	—		—		694,529		6,901,802

Total liabilities and stockholders’ equity	$10,568,501	$—		$—		$1,038,717		$11,607,218

Unaudited Pro Forma Consolidated and Combined Statement of Operations

For the Nine Months Ended September 30, 2018

(in thousands, except share and per share amounts)

	VICI Properties Inc. (aa)	2017 Transactions and IPO		Margaritaville Acquisition		Octavius Tower Acquisition, Harrah’s Philadelphia Acquisition and Lease Modifications		Greektown Acquisition		Total Pro Forma
Revenues
Income from direct financing leases	$554,293	$—		$16,386	(mm)	$15,740	(oo)	$39,195	(pp)	$625,614
Income from operating leases	36,627	—		—		(3,256)	(oo)	—		33,371
Tenant reimbursement of property taxes	61,322	—		1,615	(ff)	4,467	(ff)	4,562	(ff)	71,966
Golf operations	19,696	—		—		—		—		19,696

Revenues	671,938	—		18,001		16,951		43,757		750,647
Operating Expenses
General and administrative	20,145	—		294	(nn)	—		—		20,439
Depreciation	2,757	—		—		—		—		2,757
Property taxes	61,598	—		1,615	(ff)	4,467	(ff)	4,562	(ff)	72,242
Golf operations	12,832	—		—		—		—		12,832
Loss on impairment	12,334	—		—		—		—		12,334

Total operating expenses	109,666	—		1,909		4,467		4,562		120,604

Operating income	562,272	—		16,092		12,484		39,195		630,043
Interest expense	(158,365)	1,166	(dd)	—		—		(15,060)	(qq)	(172,259)
Interest income	7,504	—		—		—		—		7,504
Loss from extinguishment of debt	(23,040)	—		—		—		—		(23,040)

Income before income taxes	388,371	1,166		16,092		12,484		24,135		442,248
Income tax provision	(884)	—		—		—		(943)	(nn)	(1,827)

Net income	387,487	1,166		16,092		12,484		23,192		440,421
Less: Net income attributable to non-controlling interests	(6,409)	—		—		176	(ll)	—		(6,233)

Net income attributable to common stockholders	$381,078	$1,166		$16,092		$12,660		$23,192		$434,188

Net income per common share
Basic										$1.07
Diluted										$1.07
Weighted average number of common shares outstanding
Basic										404,417,230	(rr	)
Diluted										404,450,990	(rr	)

Unaudited Pro Forma Consolidated and Combined Statement of Operations

For the Year Ended December 31, 2017

(in thousands, except share and per share amounts)

	VICI Properties Inc. (bb)	Caesars Entertainment Outdoor (VICI Golf) (cc)	2017 Transactions and IPO		Margaritaville Acquisition		Octavius Tower Acquisition, Harrah’s Philadelphia Acquisition and Lease Modifications		Greektown Acquisition		Total Pro Forma
Revenues
Income from direct financing leases	$150,171	$—	$583,568	(ee)	$21,930	(mm)	$24,703	(oo)	$52,457	(pp)	$832,829
Income from operating leases	11,529	—	36,971	(ee)	—		(4,005)	(oo)	—		44,495
Tenant reimbursement of property taxes	19,558	—	58,674	(ff)	1,990	(ff)	5,859	(ff)	4,624	(ff)	90,705
Golf operations	6,351	14,136	6,949	(gg)	—		—		—		27,436

Revenues	187,609	14,136	686,162		23,920		26,557		57,081		995,465
Operating Expenses
General and administrative	9,939	1,382	12,029	(hh)	392	(nn)	—		—		23,742
Depreciation	751	2,445	—		—		—		—		3,196
Property taxes	19,558	—	58,674	(ff)	1,990	(ff)	5,859	(ff)	4,624	(ff)	90,705
Golf operations	4,126	10,309	1,265	(ii)	—		—		—		15,700
Acquisition and transaction expense	9,039	—	—		—		—		—		9,039

Total operating expenses	43,413	14,136	71,968		2,382		5,859		4,624		142,382

Operating income	144,196	—	614,194		21,538		20,698		52,457		853,083
Interest expense	(63,354)	—	(133,680)	(jj)	—		—		(20,080)	(qq)	(217,114)
Interest income	282	—	—		—		—		—		282
Loss from extinguishment of debt	(38,488)	—	—		—		—		—		(38,488)

Income before income taxes	42,636	—	480,514		21,538		20,698		32,377		597,763
Income tax (provision) benefit	1,901	—	(3,424)	(kk)	—		—		(1,258)		(2,781)

Net income	44,537	—	477,090		21,538		20,698		31,119		594,982
Less: Net income attributable to non-controlling interests	(1,875)	—	(6,045)	(ll)	—		(363)	(ll)	—		(8,283)

Net income attributable to common stockholders	$42,662	$—	$471,045		$21,538		$20,335		$31,119		$586,699

Net income per common share
Basic and Diluted											$1.45
Weighted average number of common shares outstanding
Basic and Diluted											404,353,938	(rr)

Note 1—Balance Sheet Pro Forma Adjustments

(a)

Represents the balance sheet derived from the historical consolidated financial statements of the Company as of September 30, 2018, as set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.

(b)

Represents the acquisitions of the Margaritaville Resort Casino, the Harrah’s Philadelphia Property and the Greektown Casino-Hotel, all of which are accounted for as investments in direct financing leases. In conjunction with the Lease Modifications, Octavius Tower will be included in the CPLV Lease Agreement if and when the Harrah’s Philadelphia Acquisition is completed (as to which no assurance can be given), and, as required under Accounting Standard Codification (“ASC”) 840, the combined CPLV Lease Agreement will be separated into (i) a land component, accounted for as an investment in operating lease, and (ii) a building component, accounted for as an investment in a direct financing lease. These investments are inclusive of an estimated $33.1 million of initial direct costs that we anticipate incurring in connection with these transactions.

(c)

Represents available cash on hand and short-term investments used to finance a portion of the aggregate purchase price for the acquisitions of the Margaritaville Resort Casino and the Harrah’s Philadelphia Property and the excess cash as a result of financing the Greektown Casino-Hotel. The purchase price of the Harrah’s Philadelphia Property will be reduced by $159.0 million to reflect the aggregate net present value of the Lease Modifications.

(d)

Represents $350.0 million of long-term debt financing with an assumed weighted average maturity of 7 years used to finance a portion of the purchase price for the Greektown Acquisition and related fees and expenses, net of estimated deferred financing costs of $5.8 million. There can be no assurance that we will be able to obtain long-term debt financing on the terms described in this prospectus supplement, including those with respect to maturity or interest rate, or at all, especially if market or economic conditions change after the date of this prospectus supplement.

(e)

Represents net proceeds received from the public offering of 34.5 million shares of common stock, including 4.5 million shares of common stock sold pursuant to the exercise in full of the underwriters’ option to purchase additional shares of common stock, at the public offering price of $21.00 per share for gross proceeds of $724.5 million. The actual net proceeds that we will receive from the sale of common stock in such offering will be based on actual expenses incurred, which are still being finalized. As a result, the actual net proceeds from the sale will likely differ from the net proceeds assumed for purposes of these unaudited pro forma consolidated and combined financial statements.

Note 2—Statements of Operations Pro Forma Adjustments

(aa)

Represents the results of operations derived from the historical unaudited consolidated financial statements of the Company for the nine months ended September 30, 2018, as set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.

(bb)

Represents the results of operations derived from the historical audited consolidated financial statements of the Company for the period from the Formation Date through December 31, 2017, as set forth in the Company’s Annual Report.

(cc)

Represents the results of our golf operations derived from the Combined Statement of Operations of Caesars Entertainment Outdoor for the period from January 1, 2017 to October 5, 2017, which is included in the Company’s Annual Report. Caesars Entertainment Outdoor was transferred to a subsidiary of the Company, VICI Golf, on the Formation Date and includes the historical golf revenues and expenses directly associated with the assets contributed by CEOC, comprised of golf related revenue, general and administrative expense, depreciation and golf operating expenses.

(dd)

Assuming LIBOR of 1.9%, this adjustment represents the net change in interest expense resulting from the Company using a portion of the net proceeds from the IPO to: (a) pay down $300 million of indebtedness outstanding under the Senior Secured Revolving Credit Facility with an interest rate of 4.15% (LIBOR plus 2.25%); (b) redeem $268.4 million of Second Priority Senior Secured Notes; and (c) repay $100.0 million of the First Lien Senior Secured Term Loan with an interest rate of 4.15% (LIBOR plus 2.25%). Additionally, this adjustment includes a 0.25% interest rate reduction from LIBOR plus 2.25% to LIBOR plus 2.00% on the remaining $2,100.0 million pro forma aggregate principal amount of First Lien Senior Secured Term Loan indebtedness outstanding after the reduction described above.

(ee)

Represents income from direct financing leases associated with the rent from the Formation Lease Agreements and HLV Lease Agreement, prior to the Lease Modifications. The accounting treatment of the Lease Agreements is bifurcated between direct financing leases and operating leases. We recognize lease income with respect to the buildings and a portion of the land under the direct financing lease method, and rental revenue with respect to a certain portion of the land under the operating lease method.

For the year ended December 31, 2017, pro forma income from direct financing leases from the Formation Lease Agreements and the HLV Lease Agreement was $640.7 million and $92.6 million, respectively. Pro forma income from operating leases, which represents the land component of the CPLV Lease Agreement, was $48.8 million and was allocated to operating assets based on CEOC’s incremental borrowing rate in accordance with ASC 840. Our portion of pro forma cash received under the Formation Lease Agreements and the HLV Lease Agreement totaled $581.5 million and $87.4 million, respectively.

The difference of $59.2 million between pro forma income from direct financing leases and pro forma cash received under the Formation Lease Agreements represents an adjustment of $51.7 million to recognize fixed amounts due on an effective interest basis at a constant rate of return over the lease term and $7.5 million of rent attributable to non-controlling interests. The difference of $5.2 million between pro forma income from direct financing leases and pro forma cash received under the HLV Lease Agreement represents the adjustment to recognize minimum rents due on an effective interest basis at a constant rate of return over the lease term.

(ff)

Represents the reimbursement from our tenants for the property taxes paid by our tenants under the applicable Lease Agreements with offsetting expenses recorded in operating expenses, as our subsidiaries are the primary obligors.

(gg)

Represents golf-related revenues resulting from the Golf Course Use Agreement entered into on October 6, 2017 by and among subsidiaries of VICI Golf, CEOC, and Caesars Enterprise Services, LLC (among others). Revenues under this agreement are comprised of a membership fee, use fee and minimum rounds fee.

(hh)

Represents general and administrative expenses, including payroll costs and external audit fees, incurred to operate the Company as an independent company. We also expect to incur additional costs as a result of becoming a publicly-traded company, which we estimate to be between $3.0 million to $5.0 million per year.

(ii)

Represents golf-related expenses resulting from the allocation of corporate general and administrative expenses discussed above, including payroll costs and external audit fees, incurred to operate the Company as an independent company.

(jj)	Assuming LIBOR of 1.9%, this adjustment represents the net change in interest expense to reflect:

•

$4,917.0 million of debt outstanding on the Formation Date, consisting of $1,638.4 million of Prior Term Loans, $311.7 million of Prior First Lien Notes, $766.9 million of Second Priority Senior Secured Notes, $1,550.0 million of asset-level real estate mortgage financing of Caesars Palace Las Vegas incurred on October 6, 2017 and $650.0 million of Prior CPLV Mezzanine Debt. The weighted average interest rate on the outstanding debt on the Formation Date was 5.36%.

•

The refinancing of $1,638.4 million and $311.7 million aggregate principal amount of Prior Term Loans and Prior First Lien Notes, respectively, with interest rates of 5.40% (LIBOR plus 3.5%); the repurchase of $400.0 million aggregate principal amount of Prior CPLV Mezzanine Debt with a weighted average fixed interest rate of 7.1%; partially offset by the issuance of $2,200.0 million aggregate principal amount of First Lien Senior Secured Term Loan and a $300 million draw under our Senior Secured Revolving Credit Facility, respectively, with a weighted average interest rate of 4.15% (LIBOR plus 2.25%) and amortization of debt issuance cost and original issue discount of $5.9 million for the year ended December 31, 2017.

•

The Company using a portion of the net proceeds from its IPO to: (a) pay down $300.0 million of indebtedness outstanding under the Senior Secured Revolving Credit Facility with an interest rate of 4.15% (LIBOR plus 2.25%); (b) redeem $268.4 million in aggregate principal amount of Second Priority Senior Secured Notes with a fixed interest rate of 8.0%; and (c) repay $100.0 million of the First Lien Senior Secured Term Loan with an interest rate of 4.15% (LIBOR plus 2.25%). Additionally, this adjustment includes a 0.25% interest rate reduction from LIBOR plus 2.25% to LIBOR plus 2.00% on the remaining $2,100.0 million pro forma aggregate principal amount of First Lien Senior Secured Term Loan indebtedness that remained outstanding after the reduction described above.

(kk)	Represents income tax expense expected to be incurred by VICI Golf, our taxable REIT subsidiary, based on an estimated effective income tax rate of 21%.

(ll)

Represents net income attributable to non-controlling interests with respect to the Joliet Lease Agreement, pursuant to which we are entitled to receive 80% of the $39.6 million rent pursuant to the operating agreement of our joint venture, Harrah’s Joliet Landco LLC.

(mm)

Represents income from direct financing leases associated with the rent from the Margaritaville Resort Casino. Pro forma cash received under the lease agreement was $17.4 million and $23.2 million during the nine months ended September 30, 2018 and year ended December 31, 2017, respectively.

(nn)	Represents estimated state and local taxes that are not reimbursable by our tenants.

(oo)	Represents:

•

$23.9 million of additional income from direct financing leases for the nine months ended September 30, 2018 and $32.1 million of income from direct financing leases for the year ended December 31, 2017 associated with the rent from the Octavius Tower. Pro forma cash received under the Octavius Tower lease during the nine months ended September 30, 2018 and year ended December 31, 2017 was $26.3 million and $35.0 million, respectively.

•

$15.5 million and $20.6 million of income from direct financing leases for the nine months ended September 30, 2018 and year ended December 31, 2017, respectively, associated with the rent from Harrah’s Philadelphia. Pro forma cash received under the lease agreement during the nine months ended September 30, 2018 and year ended December 31, 2017 was $16.0 million and $21.0 million, respectively.

•

$23.7 million and $28.0 million decreases in income from direct financing leases under the CPLV Lease Agreement, Non-CPLV Lease Agreement and Joliet Lease Agreement for the nine months ended September 30, 2018 and year ended December 31, 2017, respectively, as a result of the Lease Modifications and the resulting changes in the minimum rents due on an effective interest basis at a constant rate of return over the respective lease terms.

•

$3.3 million and $4.0 million decreases in income from operating leases for the nine months ended September 30, 2018 and year ended December 31, 2017, respectively, as a result of the modifications to the CPLV Lease Agreement pursuant to the Lease Modifications and the resulting changes in the minimum rents due as well as changes in the allocation of income between the portion of the CPLV Lease Agreement accounted for as a direct financing lease and the portion accounted for as an operating lease.

(pp)

Represents income from direct financing leases associated with the rent from the Greektown Acquisition. Pro forma cash received under the lease agreements for the Greektown Casino-Hotel during the nine months ended September 30, 2018 and year ended December 31, 2017 was $41.7 million and $55.6 million, respectively.

(qq)

Assumes the incurrence of $350.0 million of long-term debt financing to finance a portion of the purchase price for the Greektown Acquisition and related fees and expenses. For purposes of these pro forma consolidated and combined statements of operations, we have assumed that the $350.0 million of long-term debt has a weighted average maturity of 7 years and a weighted average interest rate of 5.5%, plus the amortization of debt issuance costs. There can be no assurance that we will be able to obtain long-term debt financing on the terms described above, including those with respect to maturity or interest rate, or at all, especially if market or economic conditions change after the date of this prospectus supplement.

(rr)

Pro forma earnings per share are based on historical weighted average shares of common stock outstanding, adjusted to assume that the common stock issued by us in connection with the IPO and this offering were outstanding for the entire periods presented.

PLAN OF DISTRIBUTION

VICI Properties Inc. and the Operating Partnership have entered an equity distribution agreement, dated December 19, 2018, with the Managers under which we may, at our discretion, offer and sell shares of our common stock having an aggregate gross sales price of up to $750,000,000 from time to time through one or more of the Managers, acting as our sales agent, or directly to one or more of the Managers acting as principal, in each case acting severally and not jointly.

Sales, if any, of our common stock made through the Managers, as contemplated by this prospectus supplement and the accompanying prospectus, may be made in negotiated transactions or transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act, including ordinary brokers’ transactions on the NYSE at market prices, sales made to or through a market maker, in block transactions or by any other method permitted by law, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, or as otherwise agreed by us and the applicable Manager. As sales agents, the Managers will not engage in any transactions that stabilize the price of our common stock.

Upon its acceptance of instructions from us, the applicable Manager will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulation to solicit offers to purchase shares of our common stock, as our sales agent and on the terms and subject to the conditions set forth in the equity distribution agreement. If we elect to offer shares of our common stock, we will instruct the applicable Manager as to the maximum number of shares of our common stock to be sold by it daily, as our sales agent, and a minimum sales price. We may instruct the applicable Manager not to sell shares of our common stock if the sales cannot be effected at or above the price designated by us in any instruction. Any shares of our common stock offered and sold through the Managers, as our sales agents, pursuant to the equity distribution agreement will be offered and sold through only one Manager on any given day. We, or any of the Managers as to itself, may suspend the offering of shares of our common stock at any time upon proper notice to the other party.

The applicable Manager will provide written confirmation to us promptly following the close of trading on the NYSE each trading day on which shares of our common stock are sold under the equity distribution agreement. Each confirmation will include the number of shares of our common stock sold on such trading day, the gross sales price, the net proceeds to us and the compensation payable by us to the applicable Manager in connection with the sales.

We will pay each Manager a commission not to exceed 2.0% of the gross sales price of any of our common stock sold through the Manager, as our sales agent, under the equity distribution agreement. The remaining sales proceeds, after deducting any transaction fees, transfer taxes or similar taxes or fees imposed by any governmental, regulatory or self-regulatory organization in respect of any such sales, will be our net proceeds (before the expenses referred to in the next paragraph) from any sale of shares of our common stock in this offering.

We estimate that the total expenses payable by us in connection with the program to offer shares of our common stock described in this prospectus supplement, excluding commissions payable to the Managers and any discounts payable to the Managers and any other deductions described in the paragraph above, will be approximately $1,000,000.

Under the terms of the equity distribution agreement, we may, if agreed to by the Managers, also sell shares of our common stock to one or more of the Managers, as principal for its own account, at a price per share and on such other terms to be agreed upon at the time of sale. However, the Managers have no obligation to agree to purchase shares of our common stock as principal.

Settlement for sales of our common stock under the equity distribution agreement will occur on the second trading day following the date on which any sales are made, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will report at least quarterly the number of shares of our common stock sold through the Managers, as our sales agents, under the equity distribution agreement, the net proceeds to us and the compensation paid by us to the Managers in connection with the sales of our common stock during the relevant period.

We and the Managers have determined that shares of our common stock are “actively-traded securities” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by Rule 101(c)(1) of Regulation M. If we or a Manager has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied, that party will promptly notify the other and sales of our common stock under the equity distribution agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of us and the Managers.

In connection with the sale of common stock on our behalf, the Managers may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the Managers may be deemed to be underwriting discounts or commissions. We have agreed to provide indemnification and contribution to each of the Managers against certain liabilities, including civil liabilities under the Securities Act.

The offering of shares of our common stock pursuant to the equity distribution agreement will terminate upon the earlier of (1) the sale of shares of our common stock subject to the equity distribution agreement having an aggregate gross sales price of $750,000,000 or (2) the termination of the equity distribution agreement. The equity distribution agreement may be terminated by the applicable Manager, as to itself, or us at any time.

Our common stock is listed on the NYSE under the symbol “VICI.”

Conflicts of Interest

As described above under “Use of Proceeds”, any net proceeds from this offering may be used to repay some of our outstanding indebtedness or repurchase debt securities issued by us. As of the date of this prospectus supplement, affiliates of certain of the Managers are lenders and/or agents under our indebtedness. In addition, affiliates of some or all of the Managers may in the future be lenders and/or agents under indebtedness that we may incur from time to time, and the Managers and their respective affiliates also may from time to time hold debt securities or other indebtedness of ours. As described above, any net proceeds we receive from this offering may be used to repay indebtedness or repurchase debt securities issued by us. To the extent any net proceeds from this offering are applied to repay any current or future indebtedness of ours for which any of the Managers or any of their respective affiliates serve as a lender, or to the extent we repurchase debt securities that are held by any of the Managers or any of their respective affiliates, such Managers or affiliates, as the case may be, will receive proceeds from this offering through the repayment or repurchase of that indebtedness.

Other Relationships

Some or all of the Managers and/or their respective affiliates have engaged in, and may in the future engage in, investment banking, commercial banking, financial advisory and other commercial dealings in the ordinary course of business with us or our affiliates, for which they have received, or may in the future receive, customary fees and commissions.

In addition, in the ordinary course of their various business activities, the Managers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Managers and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the shares of our common stock offered by this prospectus supplement and the accompanying prospectus and certain federal income tax matters will be passed upon for us by Hogan Lovells US LLP. Sidley Austin LLP will act as counsel to the Managers.

EXPERTS

The consolidated financial statements, and the related financial statement schedules of VICI Properties Inc. and subsidiaries, incorporated in this Prospectus Supplement by reference from VICI Properties Inc.’s Annual Report have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined financial statements of Caesars Entertainment Outdoor, incorporated in this Prospectus Supplement by reference from VICI Properties Inc.’s Annual Report have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such combined financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined statement of investments (“combined statement”) of real estate assets to be contributed to VICI Properties Inc., incorporated in this Prospectus Supplement by reference from VICI Properties Inc.’s Annual Report have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such combined statement has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. This prospectus supplement incorporates by reference the documents and reports listed below:

•	The Company’s Annual Report, filed with the SEC on March 28, 2018 and our Annual Report on Form 10-K/A for the year ended December 31, 2017, filed with the SEC on April 30, 2018;

•	The Company’s definitive proxy statement on Schedule 14A for our 2018 annual meeting of stockholders, filed with the SEC on June 21, 2018;

•

The Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, filed with the SEC on May 4, 2018, August 2, 2018 and November 1, 2018, respectively;

•

The Company’s current reports on Form 8-K and 8-K/A, filed with the SEC on January 3, 2018, January 17, 2018, January 22, 2018, January 29, 2018, February 6, 2018 (other than the information furnished pursuant to Item 7.01 and Exhibits 99.1 and 99.2), March 15, 2018, April 30, 2018, May 7, 2018 (other than the information furnished pursuant to Item 7.01 and Exhibit 99.1), May 9, 2018 (other than the information furnished pursuant to Item 7.01 and Exhibit 99.1 and Exhibit 99.2), May 10, 2018, May 29, 2018, June 19, 2018 (other than the information furnished pursuant to Item 7.01 and Exhibit 99.1 and Exhibit 99.2), June 25, 2018, July 12, 2018 (other than the information furnished pursuant to Item 7.01 and Exhibit 99.1), August 2, 2018 (other than the information furnished pursuant to Item 2.02, Item 7.01, Exhibit 99.1 and Exhibit 99.2), August 30, 2018, September 25, 2018 (other than the information furnished pursuant to Item 7.01 and Exhibit 99.1), October 1, 2018, November 14, 2018 (other than the information furnished pursuant to Item 7.01, Exhibit 99.1 and Exhibit 99.2), November 16, 2018 and December 18, 2018; and

•	The description of the Company’s common stock, which is contained in Item 1 of its Registration Statement on Form 8-A filed with the SEC on January 29, 2018.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)) prior to the termination of this offering.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded as described above will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide free of charge upon written or oral request to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement and the accompanying prospectus. Our filings with the SEC are available on our website at www.viciproperties.com, in the “Investors” section, as soon as reasonably practicable after they are filed with the SEC. The information that is contained on, or is or becomes accessible through, our website is not incorporated into, or a part of, this prospectus supplement or the accompanying prospectus. You may also obtain a copy of these filings at no cost by calling us at (646) 949-4631 or writing to us at the following address:

VICI Properties Inc.

430 Park Avenue, 8th Floor

New York, New York 10022

Attn: Secretary

PROSPECTUS

VICI Properties Inc.

Common Stock

Preferred Stock

Stock Purchase Contracts

Depositary Shares

Warrants

Rights

Units

VICI Properties Inc., a Maryland corporation, and selling security holders may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities: common stock, preferred stock, stock purchase contracts, depositary shares representing our preferred stock, warrants to purchase our common stock, preferred stock or depositary shares representing our preferred stock, rights to purchase common stock and units representing an interest in two or more securities.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time either we or selling security holders sell securities, a prospectus supplement will be provided that will contain specific information about the terms and conditions of any securities offered, any net proceeds that we expect to receive from the sale of such securities and the specific manner in which the securities will be offered and the identity of any selling security holders. The applicable prospectus supplement will also contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. The prospectus supplement may add to, update or change the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We or selling security holders may offer the securities directly to investors, through agents designated from time to time by us, or to or through underwriters or dealers. We will not receive any of the proceeds from the sale of securities by the selling security holders. If any agents, underwriters or dealers are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement with, between or among them will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” on page 61.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “VICI.” On September 28, 2018, the last reported sale price of our common stock on the NYSE was $21.62 per share. Our principal executive offices are located at 430 Park Avenue, 8th Floor, New York, NY 10022 and our telephone number is (646) 949-4631.

Investing in our securities involves various risks. See “Risk Factors” beginning on page 4 as well as the risk factors contained in documents we file with the Securities and Exchange Commission and which are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 1, 2018.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement or, any free writing prospectus we may authorize to be delivered to you. To the extent there are any inconsistencies between the information in or incorporated by reference in this prospectus and any prospectus supplement, you should rely on the information in the applicable prospectus supplement. Neither we nor the selling security holders have authorized any other person to provide you with different or additional information, and if anyone provides you with different or additional information, you should not rely on it. The selling security holders are not making an offer to sell, or soliciting an offer to buy, these securities in a jurisdiction where the offer or sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus prepared by us is accurate only as of their respective dates or on the date or dates which are specified in such documents. Our business, financial condition, cash flows, operating and financial results, and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, one or any combination of the securities described in this prospectus and any accompanying prospectus supplement. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, as well as any accompanying prospectus supplement and any documents incorporated by reference herein or therein. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are only summaries. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of the related matters.

You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in the prospectus and any applicable prospectus supplement, which we have referred you to in “Incorporation of Certain Documents by Reference” on page 68 of this prospectus, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Statements contained or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement as to the content of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to a document incorporated or deemed to be incorporated by reference in this prospectus or such prospectus supplement, each such statement being qualified in all respects by such reference. Any information in such subsequent filings and any applicable prospectus supplement that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

Unless the context otherwise requires, or unless otherwise specified, (i) all references in this prospectus to the terms “VICI” and “VICI REIT” mean VICI Properties Inc. and (ii) all references to the “Operating Partnership” mean VICI Properties L.P. Unless the context otherwise requires, or unless otherwise specified, all references in this prospectus to the terms “we,” “us,” “our” and “our company” refer to VICI, together with its consolidated subsidiaries, including the Operating Partnership.

“Caesars” refers to Caesars Entertainment Corporation and its subsidiaries.

“Caesars Entertainment Outdoor” refers to the historical operations of the golf courses that were transferred from CEOC to VICI Golf on the Formation Date.

“CEOC” refers to Caesars Entertainment Operating Company, Inc., a Delaware corporation, and its subsidiaries, prior to October 6, 2017 (the “Formation Date”), and following the Formation Date, CEOC, LLC, a Delaware limited liability company and its subsidiaries. CEOC is a subsidiary of Caesars.

“CPLV Lease” refers to the lease agreement for Caesars Palace Las Vegas, as amended from time to time; “Joliet Lease” refers to the lease agreement for the facilities in Joliet, Illinois, as amended from time to time; and the “Non-CPLV Lease” refers to the lease agreement for regional properties other than the facilities in Joliet, Illinois, as amended from time to time (collectively, the “Formation Lease Agreements”); “HLV Lease” refers to the lease agreement for the Harrah’s Las Vegas facilities, as amended from time to time.

“Lease Agreements” refer collectively to the CPLV Lease, the Non-CPLV Lease, the Joliet Lease and the HLV Lease, unless the context otherwise requires.

“VICI Golf” refers to VICI Golf LLC, a Delaware limited liability company that is the owner and operator of the Caesars Entertainment Outdoor business.

ii

TRADEMARKS AND TRADE NAMES

The names of the brands under which the properties operate are trademarks of the respective owners of those brands, and neither they nor any of their officers, directors, agents or employees:

•	have approved any disclosure in which they or the names of their brands appear; or

•	are responsible or liable for any of the content of this document.

MARKET AND INDUSTRY DATA

Although we are responsible for all of the disclosures contained in this prospectus, this prospectus and the documents incorporated by reference herein contain industry, market and competitive position data and estimates that are based on industry publications and studies conducted by third parties. The industry publications and third-party studies generally state that the information that they contain has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that the market position, market opportunity and market size information included or incorporated by reference in this prospectus are generally reliable, we have not independently investigated or verified such data. The industry forward-looking statements included or incorporated by reference in this prospectus may be materially different than our or the industry’s actual results.

iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference into this prospectus contain statements such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” or similar expressions, which constitute “forward-looking statements” within the meaning of the federal securities law. Forward-looking statements are based on our current plans, expectations and projections about future events. We caution you therefore against relying on any of these forward-looking statements. They give our expectations about the future and are not guarantees. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed in or implied by such forward-looking statements.

The forward-looking statements included in this prospectus or in documents incorporated by reference herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results, performance and achievements could differ materially from those expressed in or by the forward-looking statements and may be affected by a variety of risks and other factors, including, among others:

•	risks that the recently announced acquisitions or transactions may not be consummated on the expected terms or timeframes, or at all;

•

our dependence on subsidiaries of Caesars as tenant of our properties and Caesars or its subsidiaries as guarantor of the lease payments and the consequences any material adverse effect on their business could have on us;

•	our dependence on the gaming industry;

•

our ability to pursue our business and growth strategies may be limited by our substantial debt service requirements and by the requirement that we distribute 90% of our real estate investment trust (“REIT”) taxable income in order to qualify for taxation as a REIT and that we distribute 100% of our REIT taxable income in order to avoid current entity level U.S. Federal income taxes;

•	the impact of extensive regulation from gaming and other regulatory authorities;

•	the ability of our tenants to obtain and maintain regulatory approvals in connection with the operation of our properties;

•	the possibility that the tenants may choose not to renew the Lease Agreements following the initial or subsequent terms of the leases;

•	restrictions on our ability to sell our properties subject to the Lease Agreements;

•	Caesars’ historical results may not be a reliable indicator of its future results;

•	our substantial amount of indebtedness and ability to service and refinance such indebtedness;

•	our historical and pro forma financial information may not be reliable indicators of our future results of operations and financial condition;

•	our inability to achieve the expected benefits from operating as a company independent of Caesars;

•	limits on our operational and financial flexibility imposed by our debt agreements;

•	the possibility our separation from CEOC fails to qualify as a tax-free spin-off, which could subject us to significant tax liabilities;

•	the impact of changes to the U.S. Federal income tax laws;

•	the possibility of foreclosure on our properties if we are unable to meet required debt service payments;

•	the impact of a rise in interest rates on us;

•	our inability to successfully pursue investments in, and acquisitions of, additional properties;

•	the impact of natural disasters or terrorism on our properties;

•	the loss of the services of key personnel;

•	the inability to attract, retain and motivate employees;

•	the costs and liabilities associated with environmental compliance;

•	failure to establish and maintain an effective system of integrated internal controls;

•	the costs of operating as a public company;

•	our inability to operate as a stand-alone company;

•	our inability to qualify or maintain our qualification for taxation as a REIT;

•	our reliance on distributions received from our Operating Partnership to make distributions to our stockholders due to our being a holding company;

•	our dividend yield could be reduced if we were to sell any of our properties in the future;

•	there can be no assurance that we will be able to make distributions to holders of our common stock or maintain anticipated levels of distributions over time;

•	our management team’s limited experience operating as a company that intends to qualify for taxation as a REIT;

•	competition for acquisition opportunities from other REITs and gaming companies that may have greater resources and access to capital and a lower cost of capital than us;

•	the impact of any offering or sales of our securities pursuant to this prospectus, any prospectus supplement or otherwise, including resulting tax implications; and

•	additional factors discussed in the documents incorporated by reference herein.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus, any prospectus supplement or in the documents incorporated by reference herein or therein. All forward-looking statements are made as of the date of this prospectus, any prospectus supplement or the documents incorporated by reference, as applicable, and the risk that actual results, performance and achievements will differ materially from the expectations expressed in or referenced by the applicable document will increase with the passage of time. Except as otherwise required by the U.S. Federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, any prospectus supplement or the documents incorporated by reference herein, as applicable, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and strategies set forth in this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein will be achieved.

THE COMPANY

We are an owner and acquirer of experiential real estate assets across leading gaming, hospitality, entertainment and leisure destinations. Our national, geographically diverse portfolio currently consists of 20 market-leading properties, including Caesars Palace Las Vegas and Harrah’s Las Vegas, two of the most iconic entertainment facilities on the Las Vegas Strip. Our entertainment facilities are leased to leading brands that seek to drive consumer loyalty and value with guests through superior services, experiences, products and continuous innovation. Across more than 36 million square feet, our well-maintained properties are currently located in nine states, contain nearly 14,500 hotel rooms and feature over 150 restaurants, bars and nightclubs.

Our portfolio also includes approximately 34 acres of undeveloped land adjacent to the Las Vegas Strip that is leased to Caesars, which we may look to monetize as appropriate. We also own and operate four championship golf courses located near certain of our properties, two of which are in close proximity to the Las Vegas Strip. As a growth focused public real estate company, we expect our relationship with our partners will position us for the acquisition of additional properties across leisure and hospitality.

We intend to elect and qualify to be taxed as a REIT for U.S. Federal income tax purposes commencing with our taxable year ended December 31, 2017. We believe our election of REIT status combined with the income generation from the Lease Agreements will enhance our ability to make distributions to our stockholders, providing investors with current income as well as long-term growth.

We conduct our real property business through the Operating Partnership, which is our wholly owned subsidiary, and our golf course business through a taxable REIT subsidiary, VICI Golf.

Our principal executive offices are located at 430 Park Avenue, 8th Floor, New York, New York 10022 and our main telephone number is (646) 949-4631. Our website address is www.viciproperties.com. None of the information on, or accessible through, our website or any other website identified herein is incorporated in or constitutes a part of, this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the risks and uncertainties described in our Form 10-K and Form 10-Qs, incorporated by reference herein, as well as the other information contained and incorporated by reference in this prospectus and any prospectus supplement, before making an investment in our securities. If any of these risks actually occur, our business, results of operations, financial condition, cash flows and prospects, the market price of our common stock and our ability to make distributions to our stockholders and to satisfy any debt service obligations may be materially and adversely affected. This could cause the value of our securities to decline and you could lose part or all of your investment. These risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that as of the date of this prospectus we deem immaterial may also have a material adverse effect on us. Some statements included in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement constitute forward-looking statements. Please refer to the sections entitled “Where You Can Find More Information,” “Incorporation of Certain Documents by Reference” and “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise indicated to the contrary in an accompanying prospectus supplement, we intend to contribute the net proceeds from the sale of securities offered under this prospectus to our Operating Partnership in exchange for interests in our Operating Partnership. Our Operating Partnership intends to use the net proceeds from any sale of securities covered by this prospectus for general corporate purposes, which may include repayment of indebtedness, acquisitions, development, capital expenditures and additions to working capital. Until we use the net proceeds for the purposes described above, we may invest them in short-term income producing investments, such as commercial paper, government securities or money market funds that invest in government securities and/or commercial paper that are consistent with our intention to continue to qualify as a REIT for federal income tax purposes.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and, if necessary, will be described in a prospectus supplement.

We will not receive any of the proceeds of the sale by any selling security holders of the securities covered by this prospectus.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND

PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

	For the Six Months Ended June 30, 2018	For the Year Ended December 31,
		2017		2016		2015		2014
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends (1)	3.42	1.64	(2)	1.00	(3)	1.00	(3)	1.00	(3)

(1)

The ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated was computed by dividing earnings by fixed charges. Earnings is the amount resulting from adding income before income taxes and fixed charges, and subtracting noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges is the amount equal to interest expense, including amortization of debt issuance costs. Although preferred stock was issued and outstanding during the year ended December 31, 2017, no preferred stock dividends were paid. As of the date of this prospectus, there are no outstanding shares of preferred stock.

(2)

VICI was spun-off from CEOC on October 6, 2017. The financial information for the year ended December 31, 2017 consists of income statement activity of Caesars Entertainment Outdoor (“CEO”), VICI’s predecessor entity, from January 1, 2017 through October 5, 2017 and the financial information of VICI from October 6, 2017 through December 31, 2017. VICI’s and CEO’s earnings were $104,115 and $0, respectively, for the year ended December 31, 2017. VICI’s and CEO’s fixed charges were $63,354 and $0, respectively, for the year ended December 31, 2017. Neither entity paid any preferred stock dividends during the year ended December 31, 2017.

(3)	The financial information for the years ended December 31, 2016, 2015 and 2014 sets forth the historical operations of CEO.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights and preferences of our capital stock. This summary does not purport to be complete and is subject to and is qualified in its entirety by reference to our charter and bylaws and applicable provisions of the Maryland General Corporation Law (“MGCL”). While we believe the following summary covers the material terms of our capital stock, the description may not include all of the information that is important to you. We encourage you to read carefully this entire prospectus, any applicable prospectus supplement, our charter and bylaws and the other documents we refer to for a more complete understanding of our capital stock. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part.

General

Our charter authorizes us to issue up to 700,000,000 shares of common stock, $0.01 par value per share, and up to 50,000,000 shares of preferred stock, $0.01 par value per share, of which 12,000,000 shares are classified as Series A preferred stock, $0.01 par value per share. Our charter authorizes our board of directors, without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock that we are authorized to issue or the number of authorized shares of any class or series, subject to the terms of any outstanding preferred stock.

As of June 30, 2018, 370,149,921 shares of our common stock are issued and outstanding, and no shares of preferred stock are issued or outstanding.

Under Maryland law, a stockholder generally is not liable for a corporation’s debts or obligations solely as a result of the stockholder’s status as a stockholder.

Common Stock

Subject to the restrictions on ownership and transfer of our stock discussed below under the caption “—Restrictions on Ownership and Transfer” and the voting rights of holders of outstanding shares of any other class or series of our stock, holders of our common stock will be entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors. The holders of our common stock will not have cumulative voting rights in the election of directors.

Holders of our common stock will be entitled to receive dividends if, as and when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of outstanding shares of any class or series of our stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of our common stock will not have preemptive, subscription, redemption, preference, exchange, conversion or appraisal rights. There will be no sinking fund provisions applicable to the common stock. All shares of our common stock will be fully paid and nonassessable and will have equal dividend and liquidation rights. The rights, powers, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock or any other class or series of stock we may authorize and issue in the future.

Under Maryland law, a Maryland corporation generally may not amend its charter, consolidate, merge, convert, sell all or substantially all of its assets, engage in a statutory share exchange or dissolve unless the action is advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. As permitted by Maryland law, our charter provides that any of these actions, once advised by our board of directors, may be approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter, except for amendments to the charter provisions relating to indemnification, limitation of liability and amendments to our charter, which require the affirmative vote of stockholders entitled to cast 75% of all of the votes entitled to be cast generally in the election of directors. See “Certain Provisions of Maryland Law and Our Charter and Bylaws.” Maryland law also permits a corporation to transfer all or substantially all of its assets without the approval of its stockholders to an entity owned, directly or indirectly, by the corporation. In addition, because many of our operating assets are held by our subsidiaries, these subsidiaries will be able to merge or sell all or substantially all of their assets without the approval of our stockholders.

Power to Reclassify and Issue Stock

Subject to the rights of holders of any outstanding shares of our preferred stock, our board of directors will be able to, without approval of holders of our common stock, classify and reclassify any unissued shares of our stock into other classes or series of stock, including one or more classes or series of stock that have preference over our common stock with respect to dividends or upon liquidation, or have voting rights and other rights that differ from the rights of the common stock, and authorize us to issue the newly-classified shares. Before authorizing the issuance of shares of any new class or series, our board of directors will be required to set, subject to the provisions in our charter relating to the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series of stock. In addition, our charter authorizes our board of directors, with the approval of a majority of our board of directors and without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock, or the number of shares of any class or series of stock, that we are authorized to issue, subject to the rights of holders of our preferred stock. These actions will be able to be taken without the approval of holders of our common stock unless such approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which any of our stock is listed or traded.

Preferred Stock

Prior to issuance of shares of each class or series of preferred stock having terms not already established pursuant to our charter, our board of directors is required by the MGCL and our charter to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each such class or series. Our board of directors could authorize the issuance of shares of preferred stock that have priority over our common stock with respect to dividends or rights upon liquidation or with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interests.

Series A Preferred Stock

Of the 50,000,000 shares of preferred stock authorized for issuance under our charter, 12,000,000 shares are classified as Series A preferred stock, $0.01 par value per share, all of which were issued on the Formation Date and automatically converted on November 6, 2017 in accordance with the terms of the Series A preferred stock into shares of our common stock. As a result of this conversion, none of the authorized shares of Series A preferred stock are currently issued or outstanding. Our board of directors has no plans to issue any shares of Series A preferred stock as currently constituted, and given the terms applicable to the Series A preferred stock and the circumstances in which originally issued, any such additional issuance would be impractical. Our board of directors could, however, without stockholder approval, reclassify the authorized but unissued shares of Series A preferred stock as preferred stock without further designation, or into one or more other or additional series or classes of our capital stock, pursuant to its power to reclassify stock, as described above, and cause us to issue the newly-classified shares, subject, however, to the rights of holders of any then outstanding shares of our preferred stock.

Our charter sets forth the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption and conversion, and other applicable terms, of our authorized Series A preferred stock. Our charter provides that the Series A preferred stock ranks, with respect to rights upon liquidation or involuntary liquidation, dissolution or winding up of our affairs, senior to all classes or series of our common stock, and any other class or series of preferred stock established after the original issue date of the Series A preferred stock, except any such class or series designated as senior or pari passu to the Series A preferred stock, or issued upon the requisite approval of the holders of the Series A preferred stock. Our charter sets forth the terms upon which dividends are payable on outstanding shares of Series A preferred stock, but further provides that no dividends were payable on the Series A preferred stock prior to the mandatory conversion on November 6, 2017. Our charter also includes terms regarding optional redemption, voting rights, and board observer rights, as applicable to any outstanding shares of Series A preferred stock and any holders thereof. The terms of the Series A preferred stock provide for no maturity date, nor is the Series A preferred stock subject to any sinking fund. However, the terms of the Series A preferred stock provide for the mandatory conversion described above, as a result of which all previously issued shares of Series A preferred stock have been converted, and no shares of Series A preferred stock are currently outstanding. For detail regarding these and other terms applicable to our authorized Series A preferred stock, we encourage you to read carefully the terms thereof, as set forth in our charter.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT for U.S. Federal income tax purposes, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year.

Our charter contains restrictions on the ownership and transfer of our stock. Subject to the exceptions described below, our charter provides that no person or entity will be able to beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, with respect to any class or series of our capital stock, more than 9.8% (in value or by number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of such class or series of our capital stock.

The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of 9.8% or less of a class or series of our capital stock, or the acquisition of an interest in an entity that owns our stock, could, nevertheless, cause the acquirer or another individual or entity to own our stock in excess of the ownership limit.

An exemption from the 9.8% ownership limit was granted to certain stockholders, and our board may in the future provide exceptions to the ownership limit for other stockholders, subject to certain initial and ongoing conditions designed to protect our status as a REIT. In addition, our charter provides that our board of directors will have the power to, upon receipt of certain representations and agreements and in its sole discretion, prospectively or retroactively, exempt a person from the ownership limit or establish a different limit on ownership for a particular stockholder if the stockholder’s ownership in excess of the ownership limit would not result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT. As a condition to granting a waiver of the ownership limit or creating an excepted holder limit, our board of directors will be able, but will not be required, to require an opinion of counsel or IRS ruling satisfactory to our board of directors as it may deem necessary or advisable to determine or ensure our status as a REIT and may impose such other conditions or restrictions as it deems appropriate.

In connection with granting a waiver of the ownership limit or creating or modifying an excepted holder limit, or at any other time, our charter provides that our board of directors will be able to increase or decrease the ownership limit unless, after giving effect to any increased or decreased ownership limit, five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) could beneficially own or constructively own, in the aggregate, more than 50% in value of the shares of our stock then outstanding or we would otherwise fail to qualify as a REIT. A decreased ownership limit will not apply to any person or entity whose percentage ownership of our stock is in excess of the decreased ownership limit until the person or entity’s ownership of our stock equals or falls below the decreased ownership limit, but any further acquisition of our stock will be subject to the decreased ownership limit.

Our charter also provides that:

•

any person is prohibited from owning shares of our stock that, if effective, would cause us to constructively own more than 10% of the ownership interests, assets or net profits in (i) any of our tenants or (ii) any tenant of one of our direct or indirect subsidiaries, to the extent such ownership would cause us to fail to qualify as a REIT;

•

any person is prohibited from beneficially or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

•	any person is prohibited from transferring shares of our stock if the transfer would result in shares of our stock being beneficially owned by fewer than 100 persons.

Our charter provides that any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limit or any other restrictions on ownership and transfer of our stock discussed above, and any person who owned or would have owned shares of our stock that are transferred to a trust for the benefit of one or more charitable beneficiaries described below, will be required to give immediate written notice of such an event or, in the case of a proposed or attempted transfer, give at least five days’ prior written notice to us and provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT. The provisions of our charter relating to the restrictions on ownership and transfer of our stock will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT, or that compliance is no longer required in order for us to qualify as a REIT.

Our charter provides that any attempted transfer of our stock that, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be void ab initio and the intended transferee will acquire no rights in such shares of stock. Our charter provides that any attempted transfer of our stock that, if effective, would result in a violation of the ownership limit (or other limit established by our charter or our board of directors), any person owning shares of our stock that, if effective, would cause us to constructively own more than 10% of the ownership interests, assets or net profits in (i) any of our tenants or (ii) any tenant of one of our direct or indirect subsidiaries, to the extent such ownership would cause us to fail to qualify as a REIT, or our being “closely held” under Section 856(h) of the Code or our otherwise failing to qualify as a REIT will be void ab initio and the intended transferee will acquire no rights in such shares of stock and, if such voidness is not effective, the number of shares causing the violation (rounded up to the nearest whole share) will be transferred automatically to a trust for the exclusive benefit of one or more charitable beneficiaries, and the intended transferee will not acquire any rights in the shares. The automatic transfer will be effective as of the close of business on the business day before the date of the attempted transfer or other event that resulted in a transfer to the trust. Our charter provides that if the transfer to the trust as described above does not occur or is not automatically effective, for any reason, to prevent a violation of the applicable restrictions on ownership and transfer of our stock, then the attempted transfer which, if effective, would have resulted in a violation on the restrictions of ownership and transfer of our stock, will be void ab initio and the intended transferee will acquire no rights in such shares of stock.

Our charter provides that shares of our stock held in the trust will be issued and outstanding shares. The intended transferee may not benefit economically from ownership of any shares of our stock held in the trust and will have no rights to dividends and no rights to vote or other rights attributable to the shares of our stock held in the trust. The trustee of the trust will exercise all voting rights and receive all dividends and other distributions with respect to shares held in the trust for the exclusive benefit of the charitable beneficiary of the trust. Our charter provides that any dividend or other distribution paid before we discover that the shares have been transferred to a trust as described above must be repaid by the recipient to the trustee upon demand by us. Pursuant to our charter, subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority to rescind as void any vote cast by an intended transferee before our discovery that the shares have been transferred to the trustee and to recast the vote in accordance with the direction of the trustee acting for the benefit of the charitable beneficiary of the trust.

Pursuant to our charter, within 20 days of receiving notice from us of a transfer of shares to the trust, the trustee must sell the shares to a person, designated by the trustee, that would be permitted to own the shares without violating the ownership limit or the other restrictions on ownership and transfer of our stock in our charter. After such sale of the shares, the interest of the charitable beneficiary in the shares sold will terminate and the trustee must distribute to the intended transferee, an amount equal to the lesser of:

•

the price paid by the intended transferee for the shares or, if the intended transferee did not give value for the shares in connection with the event that resulted in the transfer to the trust at the market price of the shares on the day of the event that resulted in the transfer of such shares to the trust; and

•	the sales proceeds received by the trustee for the shares.

Any net sales proceeds in excess of the amount payable to the intended transferee shall be paid to the charitable beneficiary.

Our charter provides that shares of our stock held in the trust will be deemed to be offered for sale to us, or our designee, at a price per share equal to the lesser of:

•

the price per share in the transaction that resulted in the transfer to the trust or, in the case of a gift, devise or other such transaction, at market price, at the time of such gift, devise or other such transaction; and

•	the market price on the date we accept, or our designee accepts, such offer.

The amount payable to the transferee may be reduced by the amount of any dividends or other distributions that we paid to the intended transferee before we discovered that the shares had been transferred to the trust and that is owed by the intended transferee to the trustee as described above. We may accept the offer until the trustee has otherwise sold the shares of our stock held in the trust. Pursuant to our charter, upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee must distribute the net proceeds of the sale to the intended transferee and distribute any dividends or other distributions held by the trustee with respect to the shares to the charitable beneficiary.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of the outstanding shares of our stock, within 30 days after the end of each taxable year, must give us written notice stating the person’s name and address, the number of shares of each class and series of our stock that the person beneficially owns and a description of the manner in which the shares are held. Each such owner also must provide us with any additional information that we request in order to determine the effect, if any, of the person’s beneficial ownership on our status as a REIT and to ensure compliance with the ownership limit. In addition, any person or entity that is a beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) who is holding shares of our stock for a beneficial owner or constructive owner will be required to, on request, disclose to us such information as we may request in order to determine our status as a REIT or to comply, or determine our compliance, with the requirements of any governmental or taxing authority.

If our board of directors authorizes any of our shares to be represented by certificates, the certificates will bear a legend referring to the restrictions described above.

These restrictions on ownership and transfer of our stock could delay, defer or prevent a transaction or a change of control of us that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.

Redemption of Securities Owned or Controlled by an Unsuitable Person or Affiliate

In addition to the restrictions set forth above, all of our outstanding shares of capital stock will be held subject to applicable gaming laws. Any person owning or controlling at least 5% of the outstanding shares of any class of our capital stock will be required to promptly notify us of such person’s identity. Our charter provides that any shares of our capital stock that are owned or controlled by an unsuitable person or an affiliate of an unsuitable person are redeemable by us, out of funds legally available for that redemption, to the extent required by the gaming authorities making the determination of unsuitability or to the extent determined to be necessary or advisable by our board of directors. From and after the redemption date, the securities will not be considered outstanding and all rights of the unsuitable person or affiliate will cease, other than the right to receive the redemption price. The redemption price with respect to any securities to be redeemed will be the price, if any, required to be paid by the gaming authority making the finding of unsuitability or if the gaming authority does not require a price to be paid (including if the finding of unsuitability is made by our board of directors alone), an amount that in no event exceeds (1) the market price of such securities as reported on a securities exchange, a generally recognized reporting system or domestic over-the-counter market, as applicable, or (ii) if such securities are not quoted by any recognized reporting system, then the fair market value thereof, as determined in good faith and in the reasonable discretion of the board of directors. The redemption price may be paid in cash, by promissory note, or both, as required by the applicable gaming authority and, if not, as determined by us. If all or a portion of the redemption price is paid with a promissory note, such note shall have a ten year term, bear interest at 3% and amortize in 120 equal monthly installments and contain such other terms determined by our board.

Our charter provides that the redemption right is not exclusive and that our capital stock that is owned or controlled by an unsuitable person or an affiliate of an unsuitable person may also be transferred to a trust for the benefit of a designated charitable beneficiary, and that any such unsuitable person or affiliate will not be entitled to any dividends on the shares or be entitled to vote the shares or receive any proceeds from the subsequent sale of the shares in excess of the lesser of the price paid by the unsuitable person or affiliate for the shares or the amount realized from the sale, in each case less a discount in a percentage (up to 100%) to be determined by our board of directors in its sole and absolute discretion.

Our charter requires any unsuitable person and any affiliate of an unsuitable person to indemnify us and our affiliated companies for any and all losses, costs and expenses, including attorneys’ fees, incurred by us and our affiliated companies as a result of the unsuitable person’s ownership or control or failure to promptly divest itself of any securities of VICI REIT when and in the specific manner required by a gaming authority or by our charter.

Under our charter, an unsuitable person will be defined as one who (i) fails or refuses to file an application, or has withdrawn or requested the withdrawal of a pending application, to be found suitable by any gaming authority or for any gaming license, (ii) is denied or disqualified from eligibility for any gaming license by any gaming authority, (iii) is determined by any gaming authority to be unsuitable or disqualified to own or control any of our capital stock or the capital stock or any other equity securities of any of our affiliates, (iv) is determined by any gaming authority to be unsuitable to be affiliated, associated or involved with a person engaged in gaming activities or holding a gaming license in any gaming jurisdiction, (v) causes any gaming license of our company or any of our affiliates to be lost, rejected, rescinded, suspended, revoked or not renewed, or causes our company or any of our affiliates to be threatened by any gaming authority with the loss, rejection, rescission, suspension, revocation or non-renewal of any gaming license, or (vi) is deemed likely, in the sole and absolute discretion of our board, to preclude or materially delay, impede, impair, threaten or jeopardize any gaming license, cause or otherwise result in, the disapproval, cancellation, termination, material adverse modification or non-renewal of any material contract with a gaming authority to which our company or our affiliates is a party, or cause or otherwise result in the imposition of any materially burdensome or unacceptable terms or conditions on any gaming license of our company or any of our affiliates.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company.

Certain Provisions of Maryland Law and Our Charter and Bylaws

The following summary of certain provisions of Maryland law and of our charter and bylaws is only a summary, and is subject to, and qualified in its entirety by reference to, our charter and bylaws and the applicable provisions of the MGCL. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part.

Election and Removal of Directors

Our charter and bylaws provide that the number of our directors may be established only by our board of directors but may not be more than fifteen or fewer than the minimum number permitted by the MGCL, which is one. The number of directors is currently set at eight. Our bylaws provide for the election of directors, in uncontested elections, by a majority of the votes cast. In contested elections, the election of directors shall be by a plurality of the votes cast. Our bylaws provide that a director may not be an “unsuitable person” as defined in our charter, and that the term of office of any director found by our board of directors to be an unsuitable person will expire.

Our bylaws provide that any vacancy on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum of the board of directors except that a vacancy created by the removal of a director by stockholders may also be filled by the requisite vote or consent of stockholders set forth in our bylaws.

Our charter also provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect one or more directors, a director may be removed, with or without cause, by the affirmative vote of stockholders holding a majority of all of the shares of our stock entitled to vote generally in the election of directors.

Amendment to Charter and Bylaws

Except as provided in our charter with respect to indemnification, limitation of liability and amendments to our charter, which must each be advised by our board of directors and receive the affirmative vote of stockholders entitled to cast 75% of all the votes entitled to be cast generally in the election of directors, amendments to our charter must be advised by our board of directors and approved by the affirmative vote of our stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Each of our board of directors and our stockholders, by the affirmative vote of not less than a majority of all shares then outstanding and entitled to be cast on the matter, have the power to amend our bylaws, provided that the section of our bylaws relating to the opt out from the Maryland control share acquisition statute may not be amended except by the vote of at least two-thirds of all votes entitled to be cast on the matter, and the section of our bylaws relating to amending the bylaws, and the last sentence of the section of our bylaws relating to stockholder rights plans, may not be amended except by the vote of at least 75% of all votes entitled to be cast on the matter.

Business Combinations

Under the MGCL, certain “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, and, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially, directly or indirectly, owns 10% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the corporation’s then outstanding voting stock.

A person is not an interested stockholder under the MGCL if the corporation’s board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. In approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and the interested stockholder generally must be recommended by the corporation’s board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The MGCL provides various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our charter provides that, notwithstanding any other provision of our charter or our bylaws, the Maryland Business Combination Act (Title 3, Subtitle 6 of the MGCL) will not apply to any business combination between us and any interested stockholder of ours and that we expressly elect not to be governed by the provisions of Section 3-602 of the MGCL in whole or in part. Any amendment to such provision of our charter must be advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all votes entitled to be cast on the matter. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to a business combination between us and any other person. As a result, any person described in the preceding sentence may be able to enter into a business combination with us that may not be in the best interests of our stockholders, without compliance with the supermajority vote requirements and other provisions of the statute. We cannot assure you that this provision of our charter will not be amended or repealed in the future. In that event, business combinations between us and an interested stockholder or an affiliate of an interested stockholder would be subject to the five-year prohibition and the super-majority vote requirements.

Control Share Acquisitions

The Maryland control share acquisition statute provides that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights with respect to the control shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock that, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power

(except solely by virtue of a revocable proxy), would entitle the acquirer to exercise or direct voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquirer is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from us. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquirer does not deliver an acquiring person statement as required by the statute, then the corporation may, subject to certain limitations and conditions, redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last acquisition of control shares by the acquiring person in a control share acquisition; or, if a meeting of stockholders is held at which the voting rights of the shares are considered and not approved, then as of the date of the meeting. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to exercise or direct the exercise of a majority of the voting power, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting any acquisition of our stock by any person from the foregoing provisions on control shares. In the event that our bylaws are amended by our stockholders to modify or eliminate this provision, acquisitions of our common stock may constitute a control share acquisition and may be subject to the control share acquisition statute.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL (“Subtitle 8”) permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect, by provision in its charter or bylaws or a resolution of its board of directors and without the need for stockholder approval, and notwithstanding any contrary provision in the charter or bylaws, unless the charter or a resolution adopted by the board of directors prohibits such election, to be subject to any or all of five provisions, including:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the board of directors;

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a requirement that a vacancy on the board of directors be filled only by the affirmative vote of a majority of the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; and

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a provision that a special meeting of stockholders must be called upon stockholder request only on the written request of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting.

We do not currently have a classified board. Our charter provides that we are prohibited from electing to be subject to any or all of the provisions of Title 3, Subtitle 8 of the MGCL unless such election is first approved by the affirmative vote of stockholders of not less than a majority of all shares of ours then outstanding and entitled to be cast on the matter.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) vest in our board of directors the exclusive power to fix the number of directors, and (2) require the request of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting to call a special meeting (unless the special meeting is called by our board of directors, the chairman of our board of directors, our president or chief executive officer as described below under “—Special Meetings of Stockholders”).

Special Meetings of Stockholders

Our board of directors, the chairman of our board of directors, our president or our chief executive officer may call a special meeting of our stockholders. Our bylaws provide that a special meeting of our stockholders to act on any matter that may properly be considered at a meeting of our stockholders must also be called by our secretary upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at the meeting and containing the information required by our bylaws.

Stockholder Action by Written Consent

The MGCL generally provides that, unless the charter of the corporation authorizes stockholder action by less than unanimous consent, stockholder action may be taken by consent in lieu of a meeting only if it is given by all stockholders entitled to vote on the matter. Our charter permits stockholder action by consent in lieu of a meeting to the extent permitted by our bylaws. Our bylaws provide that any action required or permitted to be taken at any meeting of the holders of common stock entitled to vote generally in the election of directors may be taken without a meeting (a) if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders or (b) if the action is advised, and submitted to the stockholders for approval, by our board and a consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders is delivered to us in accordance with the MGCL. We will be required to give notice of any action taken by less than unanimous consent to each stockholder not later than ten days after the effective time of such action.

Competing Interests and Activities of Our Directors or Officers

Our charter provides that we have the power to renounce, by resolution of the board of directors, any interest or expectancy in, or in being offered an opportunity to participate in, business opportunities or classes or categories of business opportunities that are (i) presented to us or (ii) developed by or presented to one or more of our directors or officers.

Advance Notice of Director Nomination and New Business

Our bylaws provide that nominations of individuals for election as directors and proposals of business to be considered by stockholders at any annual meeting may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or any duly authorized committee of our board of directors or (3) by any stockholder present in person or by proxy who was a stockholder of record at the time of provision of notice by the stockholders and at the time of the meeting, who is entitled to vote at the meeting in the election of the individuals so nominated or on such other proposed business, who is not an “unsuitable person” as defined in our charter, and who has complied with the advance notice procedures of our bylaws. Stockholders generally must provide notice to our secretary not earlier than the 150th day or later than the close of business on the 120th day before the first anniversary of the date of our proxy statement for the preceding year’s annual meeting.

Only the business specified in the notice of the meeting may be brought before a special meeting of our stockholders. Nominations of individuals for election as directors at a special meeting of stockholders may be made only (1) by or at the direction of our board of directors or any duly authorized committee of our board of directors or (2) if the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of provision of notice and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures of our bylaws. Stockholders generally must provide notice to our secretary not earlier than the 120th day before such special meeting or later than the later of the close of business on the 90th day before such special meeting or the tenth day after the first public announcement of the date of the special meeting and the nominees of our board of directors to be elected at the meeting.

A stockholder’s notice must contain certain information specified by our bylaws about the stockholder, its affiliates and any proposed business or nominee for election as a director, including information about the economic interest of the stockholder, its affiliates and any proposed nominee in us.

Effect of Certain Provisions of Maryland Law and our Charter and Bylaws

The restrictions on ownership and transfer of our stock discussed under the caption “—Restrictions on Ownership and Transfer of our Common Stock” prohibit any person from acquiring, with respect to any class or series of our capital stock, more than 9.8% (in value or by number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of such class or series of our capital stock without the approval of our board of directors. These provisions may delay, defer or prevent a change in control of us. Further, subject to the rights of holders of preferred stock, our board of directors has the power to increase the aggregate number of authorized shares, or the number of authorized shares of any class or series, and classify and reclassify any unissued shares of our stock into other classes or series of stock, and to authorize us to issue the newly-classified shares, as discussed under the captions “—Common Stock” and “—Power to Reclassify and Issue Stock,” and could authorize the issuance of shares of common stock or another class or series of stock, including a class or series of preferred stock, that could have the effect of delaying, deferring or preventing a change in control of us. We believe that the power to increase the aggregate number of authorized shares and to classify or reclassify unissued shares of common or preferred stock, without approval of holders of our common stock, provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Our charter and bylaws also provide that the number of directors may be established only by our board of directors, which prevents our stockholders from increasing the number of our directors and filling any vacancies created by such increase with their own nominees. The provisions of our bylaws discussed above under the captions “—Special Meetings of Stockholders” and “—Advance Notice of Director Nomination and New Business” require stockholders seeking to call a special meeting, nominate an individual for election as a director or propose other business at an annual meeting to comply with certain notice and information requirements. We believe that these provisions will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors and promote good corporate governance by providing us with clear procedures for calling special meetings, information about a stockholder proponent’s interest in us and adequate time to consider stockholder nominees and other business proposals. However, these provisions, alone or in combination, could make it more difficult for our stockholders to remove incumbent directors or fill vacancies on our board of directors with their own nominees and could delay, defer or prevent a change in control, including a proxy contest or tender offer that might involve a premium price for our common stockholders or otherwise be in the best interest of our stockholders.

Exclusive Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by any of our present or former directors or officers or other employees or stockholders to us or to our stockholders, as applicable, or any standard of conduct applicable to our directors, (c) any action asserting a claim against us or any of our present or former directors or officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws or (d) any action asserting a claim against us or any of our present or former directors or officers or other employees that is governed by the internal affairs doctrine.

Limitation of Liability and Indemnification of Directors and Officers

Maryland law permits us to include a provision in our charter eliminating the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) a final judgment based upon a finding that his or her action or failure to act was the result of active and deliberate dishonesty by the director or officer and was material to the cause of action adjudicated. Our charter contains a provision that eliminates our directors’ and officers’ liability to us and our stockholders for money damages to the maximum extent permitted by Maryland law.

The MGCL requires us (unless our charter were to provide otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a part to, or witness in, by reason of their service in those or certain other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, the MGCL prohibits us from indemnifying a director or officer who has been adjudged liable in a suit by us or on our behalf or in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the standard of conduct for indemnification set forth above or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or on our behalf, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter provides that we will have the power to obligate ourselves, and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•	any present or former director or officer who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity; or

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any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

Our charter and bylaws provide that we have the power, with approval of our board, to provide such indemnification and advance of expenses to a person who served a predecessor of us in any such capacity described above and to any employee or agent of us or a predecessor of us.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

We have purchased and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities, whether or not we are required to have the power to indemnify them against the same liability.

Description of Our Operating Partnership Agreement

We have summarized the material terms of the limited partnership agreement of our Operating Partnership. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the limited partnership agreement of VICI Properties L.P., a form of which is filed as an exhibit to the registration statement of which this prospectus is a part.

General

Our Operating Partnership, VICI Properties L.P., is a Delaware limited partnership. All of our assets (other than the golf course assets), are held by, and all of our operations (other than the golf course operations) are and will be conducted through, our Operating Partnership, either directly or through subsidiaries. VICI Properties GP LLC, our wholly-owned subsidiary, is the sole General Partner of our Operating Partnership.

In the future, some of our property acquisitions could be financed by issuing partnership units in exchange for property owned by third parties. Such third parties would then be entitled to share in cash distributions from, and in the profits and losses of, our Operating Partnership in proportion to their respective percentage interests in our Operating Partnership. Holders of outstanding partnership units will on the twelve-month anniversary a limited partner first becoming a holder of common units of the Operating Partnership (subject to the terms of the limited partnership agreement), have the right to elect to redeem their partnership units for cash, based upon the value of an equivalent number of shares of our common stock at the time of the election to redeem, subject to our right to acquire the partnership units tendered for redemption in exchange for an equivalent number of shares of our common stock, subject to the restrictions on ownership and transfer of our stock to be set forth in our charter. The partnership units will not be listed on any securities exchange or quoted on any inter-dealer quotation system.

Provisions in the limited partnership agreement may delay or make more difficult unsolicited acquisitions of us or changes in our control. These provisions could discourage third parties from making proposals involving an unsolicited acquisition of us or change of our control, although some stockholders might consider such proposals, if made, desirable. These provisions also make it more difficult for third parties to alter the management structure of our Operating Partnership without the concurrence of our board of directors. These provisions include, among others:

•	redemption rights of limited partners and certain assignees of partnership units or other Operating Partnership interests;

•	transfer restrictions on partnership units and restrictions on admission of partners;

•	a requirement that VICI Properties GP LLC may not be removed as the General Partner of our Operating Partnership without its consent;

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the ability of the General Partner in some cases to amend the limited partnership agreement and to cause our Operating Partnership to issue preferred partnership interests in our Operating Partnership with terms that it may determine, in either case, without the approval or consent of any limited partner; and

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the right of any future limited partners to consent to transfers of units of other Operating Partnership interests except under specified circumstances, including in connection with mergers, consolidations and other business combinations involving us.

Purpose, Business and Management

Our Operating Partnership is formed for the purpose of conducting any business, enterprise or activity permitted by or under the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”), including (1) to conduct the business of ownership, construction, reconstruction, development, redevelopment, alteration, improvement, maintenance, operation, sale, leasing, transfer, encumbrance, financing, refinancing, conveyance and exchange of any asset or property of the Operating Partnership, (2) to acquire or invest in any securities and/or loans relating to such properties, (3) to enter into any partnership, joint venture, business or statutory trust arrangement, limited liability company or other similar arrangement to engage in any business permitted by or under the DRULPA, or to own interests in any entity engaged in any business permitted by or under the DRULPA, (4) to conduct the business of providing property and asset management and brokerage services, and (5) to do anything necessary or incidental to the foregoing. However, our Operating Partnership may not, without the General Partner’s specific consent, which it may give or withhold in its sole and absolute discretion, take, or refrain from taking, any action that, in its judgment, in its sole and absolute discretion:

•	could adversely affect our ability to continue to qualify as a REIT;

•	could subject us to any taxes under Code Section 857 or Code Section 4981 or any other related or successor provision under the Code;

•	could violate any law or regulation of any governmental body or agency having jurisdiction over us or our securities or our Operating Partnership; or

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could cause us not to be in compliance in all material respects with any covenants, conditions or restrictions pursuant to an agreement to which we are party unless we have provided our consent to such action.

The General Partner is accountable to our Operating Partnership as a fiduciary and consequently must exercise good faith and integrity in handling partnership affairs. If there is a conflict between our interests or the interests of our stockholders, on the one hand, and the Operating Partnership or any current or future limited partners, on the other hand, the General Partner will endeavor in good faith to resolve the conflict in a manner not adverse to either us or our stockholders or any limited partners; provided, however, that any conflict that cannot be resolved in a manner not adverse to either us or our stockholders or any limited partners shall be resolved in favor of us and our stockholders. The limited partners of our Operating Partnership expressly acknowledge that VICI Properties GP LLC, as General Partner of our Operating Partnership, is acting for the benefit of the Operating Partnership, the limited partners and our stockholders collectively. Neither our company nor our board of directors will be under any obligation to give priority to the separate interests of the limited partners or our stockholders in deciding whether to cause our Operating Partnership to take or decline to take any actions, except as described above. The limited partners agree that our status as a REIT and as a reporting company under Section 12 of the Exchange Act is of benefit to the Operating Partnership and that all actions taken in good faith by the General Partner in support thereof shall be deemed actions taken for the benefit of the Operating Partnership and all partners including the limited partners.

The limited partnership agreement also provides that the General Partner will not be liable to our Operating Partnership, its partners or any other person bound by the limited partnership agreement for monetary damages for losses sustained, liabilities incurred or benefits not derived by our Operating Partnership or any limited partner, except for any such losses sustained, liabilities incurred or benefits not derived as a result of (i) an act or omission on the part of the General Partner that was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, an act or omission on the part of the General Partner that it had reasonable cause to believe was unlawful; or (iii) for any loss resulting from any transaction for which the General Partner actually received an improper personal benefit in money, property or services in violation or breach of any provision of the limited partnership agreement. Moreover, the limited partnership agreement will provide that our Operating Partnership is required to indemnify the General Partner and its members, managers, managing members, officers, employees, agents and designees from and against any and all claims that relate to the operations of our Operating Partnership, except (1) if the act or omission of the person was material to the matter giving rise to the action and either was committed in bad faith or was the result of active or deliberate dishonesty, (2) for any transaction for which the indemnified party received an improper personal benefit, in money, property or services in violation or breach of any provision of the limited partnership agreement or (3) in the case of a criminal proceeding, if the indemnified person had reasonable cause to believe that the act or omission was unlawful.

Except as otherwise expressly provided in the limited partnership agreement and subject to the rights of future holders of any class or series of partnership interest, all management powers over the business and affairs of our Operating Partnership are exclusively vested in VICI Properties GP LLC, in its capacity as the sole General Partner of our Operating Partnership. No limited partner, in its capacity as a limited partner, has any right to participate in or exercise management power over the business and affairs of our Operating Partnership (provided, however, that we, in our capacity as the sole member of the General Partner and not in our capacity as a limited partner of the Operating Partnership, may have the power to direct the actions of the General Partner with respect to the Operating Partnership). VICI Properties GP LLC may not be removed as the General Partner of our Operating Partnership, with or without cause, without its consent, which it may give or withhold in its sole and absolute discretion. In addition to the powers granted to the General Partner under applicable law or any provision of the limited partnership agreement, but subject to certain other provisions of the limited partnership agreement and the rights of future holders of any class or series of partnership interest, VICI Properties GP LLC, in its capacity as the General Partner of our Operating Partnership, has the full and exclusive power and authority to do all things that it deems necessary or desirable to conduct the business and affairs of our Operating Partnership, to exercise or direct the exercise of all of the powers of our Operating Partnership and to effectuate the purposes of our Operating Partnership without the approval or consent of any limited partner. The General Partner may authorize our Operating Partnership to incur debt and enter into credit, guarantee, financing or refinancing arrangements for any purpose, including, without limitation, in connection with any acquisition of properties, on such terms as it determines to be appropriate, and to acquire or dispose of any, all or substantially all of its assets (including goodwill), dissolve, merge, consolidate, reorganize or otherwise combine with another entity, without the approval or consent of any limited partner. With limited exceptions, the General Partner may execute, deliver and perform agreements and transactions on behalf of our Operating Partnership without the approval or consent of any limited partner.

The limited partnership agreement provides that our Operating Partnership will assume and pay when due, or reimburse us for payment of all costs and expenses relating to the operations of, or for the benefit of, our Operating Partnership.

Additional Limited Partners

The General Partner of our Operating Partnership may cause our Operating Partnership to issue additional partnership units or other partnership interests and to admit additional limited partners to our Operating Partnership from time to time, on such terms and conditions and for such capital contributions as it may establish in its sole and absolute discretion, without the approval or consent of any limited partner, including:

•	upon the conversion, redemption or exchange of any debt, partnership units or other partnership interests or securities issued by our Operating Partnership;

•	for less than fair market value; or

•	in connection with any merger of any other entity into our Operating Partnership.

The net capital contribution need not be equal for all limited partners. Each person admitted as an additional limited partner must make certain representations to each other partner relating to, among other matters, such person’s ownership of any tenant of our Operating Partnership. No person may be admitted as an additional limited partner without the consent of the General Partner, which the General Partner may give or withhold in its sole and absolute discretion, and no approval or consent of any limited partner will be required in connection with the admission of any additional limited partner.

Our Operating Partnership may issue additional partnership interests in one or more classes, or one or more series of any of such classes, with such designations, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption (including, without limitation, terms that may be senior or otherwise entitled to preference over the units) as the general partner may determine, in its sole and absolute discretion, without the approval of any limited partner or any other person. Without limiting the generality of the foregoing, the General Partner may specify, as to any such class or series of partnership interest:

•	the allocations of items of partnership income, gain, loss, deduction and credit to each such class or series of partnership interest;

•	the right of each such class or series of partnership interest to share, on a junior, senior or pari passu basis, in distributions;

•	the rights of each such class or series of partnership interest upon dissolution and liquidation of our Operating Partnership;

•	the voting rights, if any, of each such class or series of partnership interest; and

•	the conversion, redemption or exchange rights applicable to each such class or series of partnership interest.

Transferability of Interests

Except in connection with a transaction described in “—Termination Transactions,” VICI Properties GP LLC, as General Partner, may not voluntarily withdraw from our Operating Partnership, or transfer or assign all or any portion of its interest in our Operating Partnership, without the consent of the holders of a majority of the limited partnership interests (excluding units owned directly or indirectly by us). Holders of limited partnership units do not vote on matters submitted to our stockholders for approval and do not generally vote on actions to be taken by the Operating Partnership, except as set forth in the preceding sentence, and as set forth below, See “—Amendments of the Limited Partnership Agreement,” “—Termination Transactions,” and “Dissolution.” The

limited partners will agree not to sell, assign, encumber or otherwise dispose of their Operating Partnership units to any person (other than to us, or the General Partner, to immediate family members or any trust for their benefit, to affiliates of such partner, including, without limitation, any entity controlled by such partner, to a charitable entity or a trust for their benefit, or to a lending institution as collateral for a bona fide loan, subject to certain limitations) unless they have provided the General Partner a right of first offer. All transfers must be made only to “accredited investors” as defined under Rule 501 of the Securities Act or otherwise in accordance with applicable securities laws.

Amendments of the Limited Partnership Agreement

Amendments to the limited partnership agreement may be proposed by our General Partner, or by the limited partners owning at least 50% of the partnership units held by the limited partners (including units held directly or indirectly by us).

Generally, the limited partnership agreement may not be amended, modified or terminated without the approval of both the General Partner and limited partners holding a majority of all outstanding partnership units held by the limited partners (other than, in each case, Operating Partnership units owned directly or indirectly by us). The General Partner has the power to unilaterally make certain amendments to the limited partnership agreement without obtaining the consent of the limited partners as may be required to:

•	add to its obligations as General Partner or surrender any right or power granted to it as General Partner or any of our affiliates for the benefit of the limited partners;

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reflect the issuance of additional partnership units, transfer of any partnership interest or the admission, substitution, termination or withdrawal of limited partners in each case in accordance with the terms of the limited partnership agreement;

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reflect a change of an inconsequential nature that does not adversely affect the limited partners in any material respect, or cure any ambiguity, correct or supplement any provisions of the limited partnership agreement not inconsistent with law or with other provisions of the limited partnership agreement, or make other changes concerning matters under the limited partnership agreement that will not otherwise be inconsistent with the limited partnership agreement or law;

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set forth or amend the designations, rights, preferences, privileges and other terms and conditions of any new class of partnership interest permitted to be issued under the limited partnership agreement;

•	satisfy any requirements, conditions or guidelines of Federal or state law;

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reflect changes that are reasonably necessary for us to maintain our status as a REIT or to satisfy REIT requirements, reflect the transfer of all or any part of a partnership interest among the General Partner and any entity disregarded as separate from the General Partner for tax purposes or to ensure that the Operating Partnership will not be classified as a publicly traded partnership for tax purposes;

•	modify the manner in which capital accounts are computed or net income or net loss are allocated; or

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to reflect any other modification as is reasonably necessary for the business or operation of the Operating Partnership or the General Partner, which does not violate the restrictions on the General Partner.

Amendments that would, among other things, convert a limited partner’s interest into a General Partner’s interest, modify the limited liability of a limited partner, adversely alter a partner’s right to receive any distributions or allocations of profits or losses, adversely alter or modify the redemption rights, reduce any limited partner’s right to indemnity, create any liability of a limited partner, amend these restrictions or admit any other person as a General Partner other than in accordance with the successor provisions of the limited partnership agreement or alter the protections of the limited partners in connection with Termination Transactions described below, which, in each case, must be approved by each limited partner that would be adversely affected by such amendment.

In addition, without the written consent of a majority of the partnership units held by limited partners (excluding units owned directly or indirectly by us), the General Partner, may not do any of the following:

•	take any action in contravention of an express prohibition or limitation contained in the limited partnership agreement;

•	perform any act that would subject a limited partner to liability as a General Partner in any jurisdiction or any liability not contemplated in the limited partnership agreement;

•

enter into any contract, mortgage loan or other agreement that prohibits or restricts, or has the effect of prohibiting or restricting, the ability of a limited partner to exercise its redemption/exchange rights explained below; or

•	withdraw from the Operating Partnership or transfer any portion of its general partnership interest.

Distributions to Unitholders

The limited partnership agreement provides that holders of partnership units will be entitled to receive distributions of 100% of available cash, at least quarterly, on a pro rata basis in accordance with the number of partnership units held by each of them and by us (subject to the rights, preferences and privileges of the holders of any class of preferred partnership interests that may be authorized and issued after the offering). In the event that we declare and pay any dividend of cash or assets to holders of our common stock from the cash flow or assets of VICI Golf, each limited partner (other than us) will be paid in preference to any distribution to which we are entitled, an amount equal to the portion of any such dividend, which such limited partner would have received on account of our common stock, which such limited partner would have received if such limited partner’s units had been redeemed for shares of our common stock.

Redemption/Exchange Rights

Each limited partner shall have the right, commencing on the first anniversary of the issuance of the applicable partnership units, to require our Operating Partnership to redeem part or all of its partnership units for cash based upon the fair market value of an equivalent number of shares of our common stock at the time of the redemption. Alternatively, we may elect to acquire those partnership units in exchange for shares of our common stock. Any such exchange will be on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuances of stock rights, specified extraordinary distributions and similar events. Commencing on the first anniversary of the issuance of the applicable partnership units, limited partners who hold partnership units may exercise this redemption right from time to time, in whole or in part, except when, as a consequence of shares of our common stock being issued, any person’s actual or constructive stock ownership would exceed our ownership limits, or any other limit as provided in our charter or as otherwise determined by our board of directors as described under the section entitled “Description of Capital Stock—Restrictions on Ownership and Transfer.”

In addition, if the number of partnership units delivered by a limited partner for redemption, together with other shares of our common stock owned or attributed to that limited partner, exceeds 9.8% of the outstanding shares of any class or series of our capital stock (in value or by number of shares, whichever is more restrictive) and we are eligible to file a registration statement on Form S-3 under the Securities Act, then we may also elect to redeem the partnership units with the proceeds from a public offering or private placement of our common stock. In the event we elect this option, we may require the other limited partners to also elect whether or not to participate. Participating limited partners will receive on the redemption date the proceeds per share in the public offering (less any discount or commission), but will have a limited opportunity to withdraw their partnership units from the redemption immediately prior to the pricing of the public offering.

Capital Contributions

The limited partnership agreement provides that the General Partner may determine that, subsequent to the Formation Date, our Operating Partnership requires additional funds for the acquisition of additional properties or for other purposes. Under the limited partnership agreement, we are obligated to contribute the proceeds of any offering of our shares of stock as additional capital to our Operating Partnership, except, among others circumstances, in the event that the proceeds from such offering are used to operate or invest in assets of the golf course properties owned by VICI Golf on the Formation Date and only if such proceeds would exceed an amount yet to be determined.

The limited partnership agreement provides that we may make additional capital contributions, including properties, to our Operating Partnership in exchange for additional partnership units. If we contribute additional capital and receive additional partnership interests for the capital contribution, our percentage interests will be increased on a proportionate basis based on the amount of the additional capital contributions and the value of our Operating Partnership at the time of the contributions. Conversely, the percentage interests of the other limited partners will be decreased on a proportionate basis. In addition, if we contribute additional capital and receive additional partnership interests for the capital contribution, the capital accounts of the partners may be adjusted upward or downward to reflect any unrealized gain or loss attributable to the properties as if there were an actual sale of the properties at the fair market value thereof. No person has any preemptive, preferential or other similar right with respect to making additional capital contributions or loans to the Operating Partnership or the issuance or sale of any partnership units or other partnership interests.

Our Operating Partnership could issue preferred partnership interests in connection with acquisitions of property or otherwise. Any such preferred partnership interests would have priority over common partnership interests with respect to distributions from our Operating Partnership, including the partnership interests that we own.

Tax Matters

For U.S. Federal income tax purposes, our Operating Partnership will be viewed as “disregarded as an entity separate from its owner,” VICI, which will beneficially own 100% of the equity interests of our Operating Partnership. As a result, all assets, liabilities and items of income, deduction and credit of the Operating Partnership will be treated as assets, liabilities and items of income, deduction and credit of VICI itself, including for purposes of the gross income and asset tests applicable to VICI. However, in the future, if one or more third-party investors are admitted as partners of the Operating Partnership, it will be classified as a partnership for U.S. Federal income tax purposes, in which case VICI Properties GP LLC will serve as the tax matters partner or partnership representative of our Operating Partnership and, as such, will have authority to make tax elections under the Code on behalf of our Operating Partnership.

Termination Transactions

The limited partnership agreement provides that our company shall not and the Operating Partnership shall not engage in any merger, consolidation or other combination with or into another person, sale of all or substantially all of its assets or any reclassification or any recapitalization or change in outstanding shares of our common stock or the Operating Partnership’s partnership interests (a “termination transaction”), unless in connection with a termination transaction,

(A) all limited partners will receive, or have the right to elect to receive, for each partnership unit an amount of cash, securities or other property equal to the product of:

•	the number of shares of our common stock into which each partnership unit is then exchangeable, and

•

the greatest amount of cash, securities or other property paid to the holder of one share of our common stock in consideration of one share of our common stock in connection with the termination transaction, provided that, if, in connection with a termination transaction, a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of our common stock, each holder of partnership units will receive, or will have the right to elect to receive, the greatest amount of cash, securities or other property which such holder would have received had it exercised its redemption right and received shares of our common stock in exchange for its partnership units immediately prior to the expiration of such purchase, tender or exchange offer and accepted such purchase, tender or exchange offer; or

(B) the following conditions are met:

•

substantially all of the assets of the surviving entity are held directly or indirectly by our Operating Partnership or another limited partnership or limited liability company which is the surviving partnership of a merger, consolidation or combination of assets with our Operating Partnership;

•

the holders of partnership units own a percentage interest of the surviving partnership based on the relative fair market value of the net assets of our Operating Partnership and the other net assets of the surviving partnership immediately prior to the consummation of this transaction;

•

the rights, preferences and privileges of such unit holders in the surviving partnership are at least as favorable as those in effect immediately prior to the consummation of the transaction and as those applicable to any other limited partners or non-managing members of the surviving partnership; and

•

the limited partners may exchange their interests in the surviving partnership for either the consideration available to the limited partners pursuant to the first paragraph in this section, or the right to redeem their common units for cash on terms equivalent to those in effect with respect to their units immediately prior to the consummation of the transaction or if the ultimate controlling person of the surviving partnership has publicly traded common equity securities, shares of those common equity securities, at an exchange ratio based on the relative fair market value of those securities and our common stock; or

(C) the terms are otherwise consented to by the limited partners holding a majority of the limited partnership units (excluding units owned directly or indirectly by us).

Dissolution

Our Operating Partnership will dissolve, and its affairs will be wound up, upon the first to occur of any of the following:

•

an event of withdrawal, as defined in DRULPA, including, without limitation, by reason of the bankruptcy of our General Partner, unless, within 90 days after the withdrawal, a majority of interest of the remaining partners agree in writing to continue the business of our Operating Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;

•	an election to dissolve our Operating Partnership made by the General Partner, with the consent of the limited partners (including units owned directly or indirectly by us); or

•	the entry of a decree of judicial dissolution of our Operating Partnership pursuant to the provisions of DRULPA.

Upon dissolution of our Operating Partnership, the General Partner, or, in the event that there is no remaining General Partner, a liquidator will proceed to liquidate the assets of our Operating Partnership and apply the proceeds from such liquidation in the order of priority set forth in the limited partnership agreement.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

The following description contains general terms and provisions of stock purchase contracts to which any prospectus supplement may relate. The particular terms of the stock purchase contracts offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the stock purchase contracts so offered will be described in the prospectus supplement relating to such stock purchase contracts. For more information, please refer to the provisions of the stock purchase contract, a form of which we will file with the SEC at or prior to the time of the sale of the stock purchase contracts. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We may issue stock purchase contracts, which are contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified number of shares of our common stock or preferred stock at a future date or dates. The price per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. We may issue stock purchase contracts in such amounts and in as many distinct series as we wish.

The prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

•

whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock or preferred stock and the nature and amount of common stock or preferred stock, or the method of determining that amount;

•	whether the stock purchase contracts are to be prepaid or not;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts; and

•	whether the stock purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any stock purchase contracts. The preceding description and any description of stock purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the stock purchase contract agreement and, if applicable, collateral arrangements and depository arrangements relating to such stock purchase contracts.

DESCRIPTION OF DEPOSITARY SHARES

The following description contains general terms and provisions of depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the depositary shares so offered will be described in the prospectus supplement relating to such depositary shares. For more information, please refer to the provisions of the deposit agreement, a form of which we will file with the SEC at or prior to the time of the sale of the depositary shares. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

General

We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Shares of preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred stock by us to a depositary, we will cause such depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock converted into other securities.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the applicable depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional shares of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing preferred stock so redeemed, provided we shall have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our declaration of trust. See “Description of Capital Stock—Restrictions on Ownership and Transfer.”

From and after the date fixed for redemption, all dividends in respect of the preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the depositary.

Voting of the Shares of Preferred Stock

Upon receipt of notice of any meeting at which the holders of the class or series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares that represent such preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder’s depositary shares. The depositary will vote the amount of preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting the amount of preferred stock represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Shares of Preferred Stock

The depositary shares, as such, are not convertible into common stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the depositary with written instructions to the depositary to instruct us to cause conversion of the shares of preferred stock represented by the depositary shares evidenced by such depositary receipts into whole shares of common stock, other preferred stock, and we agree that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the depositary if (i) such termination is necessary to preserve our status as a REIT or (ii) a majority of each series of preferred stock affected by such termination consents to such termination, whereupon the depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the depositary with respect to such depositary receipts. We have agreed that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (iii) each related preferred stock shall have been converted into our securities not so represented by depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and that meets certain combined capital and surplus requirements.

Miscellaneous

The depositary will forward to holders of depositary receipts any notices, reports and communications from us which are received by the depositary with respect to the related preferred stock.

Neither the depositary nor us will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred stock represented by the depositary shares), gross negligence or willful misconduct, and we and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred stock represented thereby unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

The following description contains general terms and provisions of warrants to which any prospectus supplement may relate. The particular terms of the warrants offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the warrants so offered will be described in the prospectus supplement relating to such warrants. For more information, please refer to the provisions of the warrant agreement and warrant, forms of which we will file with the SEC at or prior to the time of the sale of the warrant. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We may offer by means of this prospectus warrants for the purchase of our common stock, preferred stock or depositary shares representing preferred stock. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein or the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title and issuer of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currencies in which the price or prices of such warrants may be payable;

•	the designation, amount and terms of the securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

•	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of material U.S. federal income tax considerations; and

•	any other material terms of such warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS

The following description contains general terms and provisions of rights to which any prospectus supplement may relate. The particular terms of the rights offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the rights so offered will be described in the prospectus supplement relating to such rights. For more information, please refer to the provisions of the rights agreement and rights certificate, forms of which we will file with the SEC at or prior to the time of the sale of the rights. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We may issue rights to our stockholders for the purchase of shares of our common stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

•	the date for determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock purchasable upon exercise of such rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which such rights may be transferable separately;

•	the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

•	a discussion of material federal income tax considerations; and

•	any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

DESCRIPTION OF UNITS

The following description contains general terms and provisions of units to which any prospectus supplement may relate. The particular terms of the units offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the units so offered will be described in the prospectus supplement relating to such units. For more information, please refer to the provisions of the unit agreement and unit certificate, forms of which we will file with the SEC at or prior to the time of the sale of the units. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We may issue units from time to time in such amounts and in as many distinct series as we determine. We will issue each series of units under a unit agreement to be entered into between us and a unit agent to be designated in the applicable prospectus supplement. When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement.

We may issue units consisting of any combination of two or more securities described in this prospectus. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. These units may be issuable as, and for a specified period of time may be transferable as, a single security only, rather than as the separate constituent securities comprising such units.

The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:

•	the title of any series of units;

•	the designation and terms of the units and of the securities comprising the units;

•

the aggregate number of, and the price at which we will issue, the units and any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	whether the units will be issued in fully registered or global form;

•	a description of the terms of any unit agreement to be entered into between us and a bank or trust company, as unit agent, governing the units;

•	a discussion of the material U.S. federal income tax considerations applicable to the units;

•	whether the units will be listed on any securities exchange; and

•	any other terms of the units and their constituent securities.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

U.S. Federal Income Tax Considerations of an Investment in VICI

The following is a summary of the material U.S. Federal income tax considerations of an investment in our common stock and preferred stock (“our stock”). For purposes of this section under the heading “Material U.S. Federal Income Tax Considerations,” references to “VICI,” “we,” “our” and “us” generally mean VICI and its subsidiaries or other lower-tier entities, except as otherwise indicated, and references to “tenants” are to persons who are treated as lessees of real property for purposes of the REIT requirements. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated by the U.S. Department of the Treasury (the “Treasury”), rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents. This summary is for general information only and is not tax advice. It does not discuss any state, local or non-U.S. tax laws or the possible application of the alternative minimum tax, the 3.8% Medicare tax on net investment income or U.S. Federal gift or estate taxes, and it does not purport to discuss all aspects of U.S. Federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:

•	banks, insurance companies, regulated investment companies, or other financial institutions;

•	dealers or brokers in securities or currencies;

•	partnerships, other pass-through entities and trusts, including REITs;

•	partners in partnerships holding our stock;

•	persons who hold our stock on behalf of other persons as nominees;

•	persons who receive our stock as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons who are subject to alternative minimum tax;

•	tax-exempt organizations, except to the extent provided in “—Taxation of Stockholders—Taxation of Tax-Exempt Stockholders” below; and

•	foreign investors, except to the extent provided in “—Taxation of Stockholders—Taxation of Non-U.S. Stockholders” below.

In addition, this summary does not address tax considerations relating to the purchase, ownership and disposition of stock purchase contracts, stock represented by depository shares, warrants, rights, units representing an interest in two or more securities or debt securities. In the event we issue any such securities, the prospectus supplement will discuss the related tax considerations in greater detail.

This summary assumes that investors will hold shares of our stock as a capital asset, which generally means property held for investment.

The U.S. Federal income tax treatment of holders of our stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. Federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular investor holding our stock will depend on the investor’s particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. Federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our stock.

Taxation of VICI

We intend to elect to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ending December 31, 2017, upon the filing of our U.S. Federal income tax return for such period. We believe that we are organized and operate in such a manner, and will continue to be organized and operate in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Code.

In connection with this offering, we expect to receive an opinion of REIT Tax Counsel to the effect that commencing with our taxable year ending December 31, 2017, we are organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the U.S. Federal income tax laws for our taxable year ending December 31, 2017 and subsequent taxable years. It must be emphasized that the opinion of REIT Tax Counsel will be based on various assumptions relating to our organization and operation, and is conditioned upon fact-based representations and covenants made by our management regarding our organization, assets, and income, and the present and future conduct of our business operations. While we intend to operate so that we will qualify to be taxed as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we will qualify to be taxed as a REIT for any particular year. The opinion is expressed as of the date issued. REIT Tax Counsel will have no obligation to advise us or our stockholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS or the courts, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinion.

Our qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of share ownership, various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by REIT Tax Counsel. Our ability to qualify to be taxed as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such fair market values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify and continue to qualify to be taxed as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify,” below.

Provided that we qualify to be taxed as a REIT, generally we will be entitled to a deduction for distributions that we pay and therefore will not be subject to U.S. Federal corporate income tax on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a “C corporation.” A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. In general, the income that we generate (other than at any TRS of ours) is taxed only at the stockholder level upon a distribution to our stockholders.

Most U.S. stockholders (as defined below) that are individuals, trusts or estates are taxed on corporate dividends at a maximum U.S. Federal income tax rate of 20% (the same as long-term capital gains). With limited exceptions, however, distributions from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income, but non-corporate stockholders will generally be eligible for a deduction equal to 20% of such distributions. Currently, the highest marginal non-corporate U.S. Federal income tax rate (exclusive of any Medicare tax, if applicable) applicable to ordinary income is 37% (before application of the 20% deduction which results in an effective 29.6% tax rate). See “—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Distributions” below.

Any net operating losses, foreign tax credits and other tax attributes will be utilized at the corporate level and generally do not pass through to VICI stockholders, subject to special rules for certain items such as the capital gains that we recognize. See “—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Distributions” below.

If we qualify to be taxed as a REIT, we will nonetheless be subject to U.S. Federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

•

If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•

If we elect to treat property that we acquire in connection with certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 21%).

•

If we fail to satisfy the 75% gross income test and/or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

•

If we violate the asset tests (other than certain de minimis violations) or certain other requirements applicable to REITs, as described below, and yet maintain qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the nonqualifying assets in question multiplied by the highest corporate tax rate (currently 21%) if that amount exceeds $50,000 per failure.

•

If we fail to distribute during each calendar year at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed net taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (a) the amounts that we actually distributed and (b) the amounts we retained and upon which we paid income tax at the corporate level.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General” below.

•	A 100% tax may be imposed on certain transactions between us and a taxable REIT subsidiary (“TRS”) that do not reflect arm’s-length terms.

•

If we acquire appreciated assets from a corporation that is not a REIT (i.e., a “C” corporation) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following our acquisition from the C corporation. Treasury regulations exclude from the application of this built-in gains tax any gain from the sale of property we acquire in an exchange under Section 1031 (a like-kind exchange) or 1033 (an involuntary conversion) of the Code.

•	The earnings of any TRS will be subject to U.S. Federal corporate income tax.

•

We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for the stockholder’s proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in shares of our stock.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property, gross receipts and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Code defines a REIT as a corporation, trust or association:

1.	that is managed by one or more trustees or directors;

2.	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

3.	that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

4.	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

5.	the beneficial ownership of which is held by 100 or more persons;

6.

in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares or other beneficial interest is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities such as qualified pension plans);

7.	that makes an election to be taxed as a REIT, or has made such an election for a previous taxable year which has not been revoked or terminated;

8.	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year; and

9.	that meets other tests described below, including with respect to the nature of its income and assets and the amounts of its distributions.

The Code provides that conditions (1) through (4) above must be met during the entire taxable year, and that condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) above need not be met during an entity’s initial tax year as a REIT (which, in our case, will be 2017). Our operating agreement provides restrictions regarding the ownership and transfers of our shares of beneficial interest, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we, in all cases, will be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next two sentences, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirements described in condition (6) above, we will be treated as having met this requirement: Moreover, if our failure to satisfy the share ownership requirements is due to reasonable cause and not willful neglect, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares of beneficial interest. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our stock and other information.

In addition, an entity generally may not elect to become a REIT unless its taxable year is the calendar year. We intend to adopt December 31 as our year-end and will thereby satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests

If we are a partner in an entity that is treated as a partnership for U.S. Federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, described below, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements.

We have control of the Operating Partnership and its subsidiaries and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. If we become a limited partner or non-managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail the gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take otherwise corrective action on a timely basis. In that case, we could fail to qualify to be taxed as a REIT unless we were entitled to relief, as described below.

Disregarded Subsidiaries

If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded as a separate entity for U.S. Federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly wholly owned by a REIT. Other entities that are wholly owned by us or our subsidiaries, including single member limited liability companies that have not elected to be taxed as corporations for U.S. Federal income tax purposes, are also generally disregarded as separate entities for U.S. Federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.” The Operating Partnership is currently a disregarded entity for U.S. Federal income tax purposes.

In the event that a disregarded subsidiary of ours ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for U.S. Federal income tax purposes. Instead, the subsidiary would have multiple owners and would generally be treated as a either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirements that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests” below.

Taxable REIT Subsidiaries

In general, we may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat such subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, and no more than 5% of the value of our assets can be represented by the securities of any single taxable corporation, in each case unless we and such corporation elect to treat such corporation as a TRS, provided that not more than 20% of the value of our total assets is represented by securities of one or more TRSs (25% for our 2017 taxable year). The separate existence of a TRS or other taxable corporation is not ignored for U.S. Federal income tax purposes. Accordingly, a TRS or other taxable subsidiary corporation generally is subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate and may reduce our ability to make distributions to VICI stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary corporation to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary corporation, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations on a look-through basis in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to perform services or conduct activities that give rise to certain categories of income or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.

U.S. Federal income tax law limits the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We intend that all of our transactions with our TRSs, if any and as applicable, will be conducted on an arm’s-length basis.

Income Tests

In order to qualify to be taxed as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” discharge of indebtedness, certain hedging transactions and certain foreign currency gains, generally must be derived from “rents from real property,” gains from the sale of real estate assets (other than publicly offered REIT debt instruments that would not be real estate assets but for the inclusion of publicly offered REIT debt instruments in the meaning of real estate assets), interest income derived from mortgage loans secured by real property or an interest in real property (including certain types of mortgage-backed securities and certain mortgage loans secured by both real and personal property), dividends received from other REITs, and specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from “prohibited transactions,” discharge of indebtedness, certain hedging transactions and certain foreign currency gains, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of our stock, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests.

Rents from Real Property

Rents we receive from a tenant generally will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the conditions described below are met:

•

The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed-percentage or percentages of gross receipts or sales;

•

Neither we nor an actual or constructive owner of 10% or more of VICI shares actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a TRS of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a TRS in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such TRS;

•

Rent attributable to personal property that is leased in connection with a lease of real property is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”; and

•

We generally are not permitted to operate or manage our properties or to furnish or render services to our tenants, subject to a 1% de minimis exception and except as further provided below. We are permitted, however, to perform directly certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we are permitted to employ an independent contractor from whom we derive no revenue, or a TRS that is wholly or partially owned by us, to provide both customary and non-customary property management or services to our tenants without causing the rent that we receive from those tenants to fail to qualify as “rents from real property.” Any dividends that we receive from a TRS with respect to the TRS’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test.

We believe that all of our leases meet the above requirements so that rents we receive are “rents from real property.” We intend to structure future leases such that we are in compliance with the 75% and 95% gross income tests.

Interest Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on (i) real property or an interest in real property or (ii) property described in (i) and other property if such other property constitutes 15% or less of the total fair market value of the secured property. If we receive interest income with respect to a mortgage loan that is described in the preceding clause (ii), such interest income may need to be apportioned between the real property and the other collateral for purposes of the 75% gross income test. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person.

However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Dividend Income

We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from another REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

Fee Income

Any fee income that we earn will generally not be qualifying income for purposes of either gross income test. Any fees earned by a TRS, however, will not be included for purposes of our gross income tests.

Hedging Transactions

Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of both the 75% and 95% gross income tests, provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business, the instrument hedges risks associated with indebtedness issued by us or our pass-through subsidiary that is incurred or to be incurred to acquire or carry “real estate assets” (as described below under “—Asset Tests,” below), and the instrument is properly identified as a hedge along with the risk that it hedges within prescribed time periods. Certain items of income or gain attributable to hedges of foreign currency fluctuations with respect to income that satisfies the REIT gross income requirements may also be excluded from the 95% and 75% gross income tests as well as certain items of income or gain attributable to certain counteracting hedges that offset prior qualifying hedges where the prior debt is repaid or qualifying assets underlying such prior hedges are sold. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

Failure to Satisfy the Gross Income Tests

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify to be taxed as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if (i) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (ii) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify to be taxed as a REIT. Even if these relief provisions apply, and we retain our status as a REIT, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability (i.e., generally our net income divided by our gross income). We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.

Asset Tests

At the close of each calendar quarter, we must also satisfy certain tests relating to the nature of our assets. Specifically:

•

At least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property and stock of other REITs, as well as some kinds of mortgage-backed securities and mortgage loans. The term “real estate assets” also includes debt instruments of publicly offered REITs, personal property securing a mortgage secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below;

•	The value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets;

•

We may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs or qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics or to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code;

•

The aggregate value of all securities of TRSs that we hold, together with other non-qualified assets (such as furniture and equipment or other tangible personal property (to the extent such property does not constitute a “real estate asset”) or non-real estate securities), may not, in the aggregate, exceed 25% of the value of our total assets. For taxable years beginning after December 31, 2017, the aggregate value of all securities of TRSs that we hold may not exceed 20% of the value of our total assets; and

•

Not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met.

Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% asset test, as explained below).

Certain securities will not cause a violation of the 10% asset test (for purposes of value) described above. Such securities include instruments that constitute “straight debt,” which term generally excludes, among other things, securities having contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% value limitation. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% value limitation, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.

No independent appraisals have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. Federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

Certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification, notwithstanding certain violations of the asset and other requirements. For example, if we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause VICI to lose its REIT qualification if (i) it satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of its assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in (ii) were not satisfied, VICI still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described below.

In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within nine months after the last day of the quarter in which it identifies the failure or the period of time prescribed by Treasury regulations to be issued, or the relevant tests are otherwise satisfied within that time frame.

Even if we did not qualify for the foregoing relief provisions, one additional provision allows a REIT that fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate (currently 21%) and (iv) the REIT either disposes of the assets causing the failure within nine months after the last day of the quarter in which it identifies the failure or the period of time prescribed by Treasury regulations to be issued, or otherwise satisfies the relevant asset tests within that time frame.

Annual Distribution Requirements

In order to qualify to be taxed as a REIT, we are required to make distributions, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% of our REIT taxable income (with certain adjustments), computed without regard to our net capital gains and the deduction for dividends paid; and

•

90% of our after-tax net income, if any, from foreclosure property (as described below); minus the excess of the sum of specified items of non-cash income over 5% of our REIT taxable income, computed without regard to our net capital gain and the deduction for dividends paid.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular distribution payment after such declaration. These distributions will be treated as received by VICI stockholders in the year in which paid.

To the extent that we distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We may elect to retain, rather than distribute, some or all of our net long-term capital gains and pay tax on such gains. In this case, we could elect for VICI stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. VICI stockholders would then increase the adjusted basis of their shares by the difference between (i) the amounts of capital gain dividends that we designated and that they include in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income.

To the extent that we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to VICI stockholders of any distributions that are actually made. See “—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Distributions,” below.

If we fail to distribute during each calendar year at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed net taxable income from prior periods, we will be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed, plus (b) the amounts of income we retained and on which we have paid corporate income tax.

From time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirements described above, including due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt, acquire assets, or for other reasons. If these timing differences occur, we may borrow funds to pay distributions or we may pay distributions through the distribution of other property (including our stock) in order to meet the distribution requirements, while preserving our cash.

If our taxable income for a particular year is subsequently determined to have been understated, we may be able to rectify a resultant failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for distributions paid for the earlier year but treated as an additional distribution to our stockholders in the year such dividends are paid. In this case, VICI may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described above. We will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

For purposes of the 90% distribution requirement and excise tax described above, any distribution that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.

Prohibited Transactions

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or having been, held as inventory or for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as inventory or property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to structure our activities to avoid prohibited transaction characterization.

Like-Kind Exchanges

We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. Federal income tax purposes. The failure of any transaction to qualify as a like-kind exchange could require us to pay U.S. Federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding such transactions.

Derivatives and Hedging Transactions

We may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by Treasury regulations, (i) income from a hedging transaction we enter into (A) in the normal course of our business primarily to manage risk of interest rate changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, including gain from the sale or disposition of a position in such a transaction or (B) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests will not constitute gross income for purposes of the 75% or 95% gross income test; and (ii) if we enter into a position described in clause (i)(A) above with respect to indebtedness described therein or clause (i)(B) above with respect to property generating income described therein, and in connection with the extinguishment or disposition of such indebtedness or property we enter into a transaction that would be a hedging transaction within the meaning of clause (i) above as to any position referred to in this clause (ii) if such position were ordinary property, then any income from such a position or transaction described in this clause (ii) will not constitute gross income for purposes of the 75% or 95% gross income test so long as, in each of the foregoing clauses (i) and (ii), the transaction or position is clearly identified, as specified in Treasury regulations, before the close of the day on which it was acquired, originated, or entered into. To the extent that we enter into hedging transactions that are not described in the preceding clause (i) or (ii), the income from these transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the REIT asset tests. We intend to structure and have structured any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to U.S. Federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the REIT tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (i) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (ii) for which we acquired the related loan or lease at a time when default was not imminent or anticipated and (iii) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. We do not anticipate receiving any income from foreclosure property that does not qualify for purposes of the 75% gross income test.

Penalty Tax

Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS, and redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations or if the interest payments were at a commercially reasonable rate. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Redetermined TRS service income generally represents income of a TRS that is understated as a result of services provided to us or on our behalf.

Record Keeping Requirements

We are required to comply with applicable record keeping requirements. Failure to comply could result in monetary penalties. For example, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding common and preferred shares.

Built-In Gains Tax

If we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, during the five-year period beginning on the date we acquire the asset, we could be required to pay tax at the highest corporate rate on the gain, if any, we recognize on the disposition of the asset, to the extent that gain does not exceed the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case on the date we acquired the asset. Such gain is taken into account in determining our taxable income and capital gains, and the amount of tax paid is taken into account as a loss for purposes of the distribution requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification as a REIT if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are also available for failures of the income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits (as determined for U.S. Federal income tax purposes), distributions to stockholders would be taxable as regular corporate dividends. Such dividends paid to U.S. stockholders that are individuals, trusts and estates may be taxable at the preferential income tax rates (i.e., the 20% maximum U.S. Federal rate) for qualified dividends. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Tax Aspects of Investments in Partnerships

General

In general, partnerships are “pass-through” entities that are not subject to U.S. Federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax on these items without regard to whether the partners receive a distribution from the partnership. VICI will include its allocable share of these partnership items for purposes of computing its REIT taxable income, and for purposes of the various REIT income tests, will include its proportionate share of these partnership items based on its capital interest in such partnership. Moreover, for purposes of the REIT asset tests, VICI must include its proportionate share of assets held by subsidiary partnerships, based on its capital interest in such partnerships (other than for purposes of the 10% value test, for which the determination of its interest in partnership assets will be based on VICI’s proportionate interest in any securities issued by the partnership excluding, for these purposes, certain excluded securities as described in the Code). Consequently, to the extent that VICI holds an equity interest in a partnership, such partnership’s assets and operations may affect VICI’s ability to continue to qualify as a REIT, even though it may have no control, or only limited influence, over any such partnership.

Entity Classification

The ownership by VICI of equity interests in a partnership involves special tax considerations, including the possibility of a challenge by the IRS of the status of a subsidiary partnership as a partnership, as opposed to an association taxable as a corporation, for U.S. Federal income tax purposes. If a subsidiary partnership were treated as an association for U.S. Federal income tax purposes, it would be taxable as a corporation and, therefore, generally would be subject to an entity-level tax on its income. In such a situation, the character of VICI’s assets and items of its gross income would change and would preclude it from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the value of the securities, of any one corporation) or the gross income tests as discussed in

“—Asset Tests” and “—Income Tests” above, and in turn would prevent VICI from qualifying as a REIT. See “—Failure to Qualify,” above, for a discussion of the effect of VICI’s failure to meet these tests for a taxable year.

In addition, any change in the status of a subsidiary partnership for tax purposes might be treated as a taxable event, in which case VICI could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to an Investment in a Partnership

Under the Code and Treasury regulations promulgated thereunder, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss at the time of contribution is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution, or the book-tax difference. Such allocations are solely for U.S. Federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership or partnership property that has been revalued on the books of the partnership, must be allocated in a manner so that the contributing partners, or partners who held an interest in the partnership at the time of such revaluation, are charged with the unrealized gain or benefit from the unrealized loss associated with the property at the time of such contribution or revaluation. Any elections or other decisions relating to Operating Partnership allocations under Section 704(c) of the Code (including whether to use the “traditional method,” the “traditional method with curative allocations” or the “remedial method”) shall be made by the General Partner of the Operating Partnership, which is a wholly-owned subsidiary of VICI.

Partnership Audit Rules

The Bipartisan Budget Act of 2015 changes the rules applicable to U.S. Federal income tax audits of partnerships. Under the new rules, among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. These rules could result in partnerships in which we directly or indirect invest, including the Operating Partnership, being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these new rules are sweeping and in many respects dependent on the promulgation of future regulations or other guidance by the Treasury. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment.

Taxation of Stockholders

Taxation of Taxable U.S. Stockholders

The following is a summary of certain material U.S. Federal income tax consequences of the ownership and disposition of our stock applicable to taxable U.S. stockholders. A U.S. stockholder is any holder of shares of our stock that is, for U.S. Federal income tax purposes a “U.S. person”, which includes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or entity treated as a corporation) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. Federal income tax purposes regardless of its source; or

•

a trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person for U.S. Federal income tax purposes.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. Federal income tax purposes, holds shares of our stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the material U.S. Federal income tax consequences of the acquisition, ownership and disposition of shares of our stock.

Distributions

So long as we qualify to be taxed as a REIT, the distributions that we make to our taxable U.S. stockholders out of current or accumulated earnings and profits (as determined for U.S. Federal income tax purposes) that we do not designate as capital gain dividends will generally be taken into account by such stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our distributions are not eligible for taxation at the preferential income tax rates (i.e., the 20% maximum U.S. Federal income tax rate) for qualified dividends received by most U.S. stockholders that are individuals, trusts and estates from taxable C corporations but are generally eligible for a deduction equal to 20% of such distributions. This deduction applies for taxable years beginning January 1, 2018 and after and is scheduled to expire after 2025. Such stockholders, however, are taxed at the preferential rates on distributions designated by and received from REITs to the extent that the distributions are attributable to:

•	income retained by the REIT in the prior taxable year on which the REIT was subject to corporate-level income tax (less the amount of corporate tax on such income);

•	dividends received by the REIT from TRSs or other taxable C corporations; or

•	income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Dividends that we designate as capital gain dividends will generally be taxed to our U.S. stockholders as long-term capital gains to the extent that such dividends do not exceed our actual net capital gain for the taxable year or our dividends paid for the taxable year, without regard to the period for which the stockholder that receives such dividend has held its shares. We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case we may elect to apply provisions of the Code that treat our U.S. stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders as receiving a corresponding credit for taxes that we paid on such undistributed capital gains. See “—Taxation of VICI” and “—Annual Distribution Requirements.” U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. Federal rates of 20% in the case of U.S. stockholders that are individuals, trusts and estates (although depending on the characteristics of the assets that produced these gains and on designations that we may make, certain capital gain dividends may be taxed at a 25% rate), and 21% in the case of U.S. stockholders that are corporations.

Distributions in excess of our current and accumulated earnings and profits (as determined for U.S. Federal income tax purposes) will generally represent a return of capital and will not be taxable to a U.S. stockholder to the extent that the amount of such distributions does not exceed the adjusted basis of the U.S. stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the U.S. stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a U.S. stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain if the shares have been held for more than one year, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in October, November or December of any year and that is payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “—Taxation of VICI” and “—Annual Distribution Requirements.”

Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits (as determined for U.S. Federal income tax purposes).

Dispositions of Our Stock

If a U.S. stockholder sells or disposes of shares of our stock, it will generally recognize gain or loss for U.S. Federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition, and the stockholder’s adjusted tax basis in the shares (generally the amount paid for such shares). In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of shares of our stock will be subject to a maximum U.S. Federal income tax rate of 20% if the shares are held for more than one year, and will be taxed at ordinary income rates (of up to 37%) if the shares are held for one year or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. Federal income tax at a maximum rate of 21%, whether or not such gains are classified as long-term capital gains. Capital losses recognized by a U.S. stockholder upon the disposition of shares of our stock that were held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, trusts and estates who may also offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a U.S. stockholder who has held the shares for nine months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of actual or deemed distributions that we make that are required to be treated by the stockholder as long-term capital gain.

A redemption by us of any redeemable preferred stock we may issue could be treated either as a taxable disposition of shares or as a dividend, depending on the applicable facts and circumstances. In the event we issue any redeemable preferred stock, the prospectus supplement will discuss the tax considerations of owning such securities in greater detail.

If an investor recognizes a loss upon a subsequent disposition of shares of our stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of shares of our stock or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Passive Activity Losses and Investment Interest Limitations

Distributions that we make and gains arising from the sale or exchange by a U.S. stockholder of our stock will not be treated as passive activity income. As a result, stockholder will not be able to apply any “passive losses” against income or gain relating to our stock. A U.S. stockholder may elect to treat capital gain dividends, capital gains from the disposition of our capital shares and income designated as qualified dividend income, as described above, as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amount. To the extent that distributions we make do not constitute a return of capital, they will generally be treated as investment income for purposes of computing the investment interest limitation.

Taxation of Non-U.S. Stockholders

The following is a summary of certain U.S. Federal income tax consequences of the ownership and disposition of shares of our stock applicable to non-U.S. stockholders. A “non-U.S. stockholder” is any holder of shares of our stock other than a partnership or U.S. person.

Ordinary Dividends

The portion of distributions received by non-U.S. stockholders that (i) is payable out of our current or accumulated earnings and profits, (ii) is not designated as capital gains, (iii) is not effectively connected with a U.S. trade or business of the non-U.S. stockholder (or if required by an applicable income tax treaty, the non-U.S. stockholder does not maintain a permanent establishment in the United States to which such distributions are attributable) and (iv) is not attributable to gains from the sales or exchanges of United States real property interests, as defined in Section 897 of the Code (“USRPIs”), will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of shares of our stock. In cases where the distribution income from a non-U.S. stockholder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business (through a United States permanent establishment, where applicable), the non-U.S. stockholder generally will be subject to U.S. Federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions. Such effectively connected income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. stockholder. The income, as adjusted for certain items, may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) in the case of a non-U.S. stockholder that is a corporation.

Except as otherwise provided below, we expect to withhold U.S. Federal income tax at the rate of 30% on any distributions made to a non-U.S. stockholder unless (i) a lower treaty rate applies and the non-U.S. stockholder provides us an IRS Form W-8BEN or W-8BEN-E (or applicable successor form) evidencing eligibility for that reduced treaty rate; or (ii) the non-U.S. stockholder provides us an IRS Form W-8ECI (or applicable successor form) with us claiming that the distribution is income effectively connected with the non-U.S. stockholder’s trade or business.

Non-Dividend Distributions

Unless shares of our stock constitute a USRPI, distributions that we make which are not dividends out of our earnings and profits, not attributable to gain from the disposition of USRPIs and not in excess of the adjusted tax basis of the non-U.S. stockholder’s shares will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. For withholding purposes, because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we expect to treat all distributions as made out of our current or accumulated earnings and profits. The non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. To the extent that such distributions exceed the non-U.S. stockholder’s adjusted tax basis in such shares, the distributions will generally give rise to gain from the sale or exchange of such shares, the tax treatment of which is described below. However, recent legislation may cause such excess distributions to be treated as dividend income for certain non-U.S. stockholders.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests

Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), a distribution that we make to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under “—Ordinary Dividends” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% (20% to the extent provided in Treasury regulations) of the maximum amount that could have been designated as USRPI capital gain dividends. Distributions subject to FIRPTA may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) in the hands of a non-U.S. stockholder that is a corporation. A distribution is not attributable to USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Dividends received by a non-U.S. stockholder that we properly designate as capital gain dividends and are attributable to dispositions of assets other than USRPIs generally are not subject to U.S. Federal income or withholding tax, unless (i) the investment in our stock is effectively connected with the non-U.S. stockholder’s U.S. trade or business (through a United States permanent establishment where applicable), in which case the non-U.S. stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a corporation may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty), or (ii) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. stockholder will be subject to a 30% tax on his capital gains (reduced by certain capital losses). Substantially all of our assets will constitute USRPIs.

A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be subject to the 35% withholding tax described above, and instead will be treated in the same manner as an ordinary dividend; if the distribution is received (i) with respect to a class of shares that is regularly traded on an established securities market located in the United States and the recipient non-U.S. stockholder does not own more than 10% of that class of shares at any time during the year ending on the date on which the distribution is received; (ii) by certain non-U.S. publicly traded stockholders that meet certain record-keeping and other requirements (“qualified stockholders”) except to the extent owners of such qualified stockholders that are not also qualified stockholders own, actually or constructively, more than 10% of our capital shares; or (iii) by a “qualified foreign pension fund” (as defined in the Code) or any entity all of the interests of which are held by such a qualified foreign pension fund. We anticipate that our common stock and preferred stock will be “regularly traded” on an established securities exchange.

Retention of Net Capital Gains

Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of our stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions of capital gain dividends. Under this approach, the non-U.S. stockholders may be able to offset as a credit against their U.S. Federal income tax liability their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. Federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. stockholders should consult their tax advisors regarding the taxation of such retained net capital gain.

Dispositions of Our Stock

Unless shares of our stock constitute USRPIs, a sale of such shares by a non-U.S. stockholder generally will not be subject to U.S. taxation under FIRPTA. Subject to certain exceptions discussed below, shares of our stock will be treated as USRPIs if 50% or more of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. We believe that 50% or more of our assets consist, and will continue to consist, of USRPIs.

Even if the foregoing 50% test is met, however, shares of our common stock and preferred stock will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT, less than 50% of value of which is held, directly or indirectly, by non-U.S. persons at all times during a specified testing period. No assurance can be given that we will be a domestically controlled qualified investment entity.

In the event that we are not a domestically controlled qualified investment entity, but shares of our common stock or preferred stock, as applicable, are “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, a non-U.S. stockholder’s sale of shares of our common stock or preferred stock, as applicable, nonetheless also would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. stockholder held 10% or less of the outstanding shares of such class of stock at all times during a prescribed testing period. We expect that our common stock and preferred stock will be regularly traded on an established securities market.

Even if none of the foregoing tests are met and shares of our common stock or preferred stock, as applicable, are not considered to be regularly traded on an established securities market, dispositions of our capital shares by qualified stockholders would still be exempt from FIRPTA, except to the extent owners of such qualified stockholders own, actually or constructively, more than 10% of our capital shares. Furthermore, dispositions of our capital shares by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. stockholders should consult their tax advisors regarding the application of these rules.

If gain on the sale of shares of our stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be required to file a U.S. Federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. Moreover, in order to enforce the collection of the tax, the purchaser of the shares could be required to withhold 15% of the purchase price and remit such amount to the IRS.

Gain from the sale of shares of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder in two cases: (i) if the non-U.S. stockholder’s investment in the shares is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (through a United States permanent establishment, where applicable), the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, except that a non-U.S. stockholder that is a corporation may also be subject to a branch profits tax at a rate of 30% (unless reduced or eliminated by treaty), or (ii) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain (reduced by certain capital losses). In addition, even if we are a domestically controlled qualified investment entity, upon disposition of shares of our common stock or preferred stock, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. stockholder (a) disposes of shares of our common stock or preferred stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (b) acquires, or enters into a contract or option to acquire, other of shares of the same class of our stock during the 61-day period beginning with the first day of the 30-day period described in clause (a). The preceding sentence shall not apply to a non-U.S. stockholder if the non-U.S. stockholder did not own more than 5% of the shares at any time during the one-year period ending on the date of the distribution described in clause (a) of the preceding sentence and the class of shares is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market in the United States.

Non-U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning shares of our stock.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. Federal income taxation. However, they may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that a tax-exempt stockholder has not held shares of our stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), distributions that we make and income from the sale of the shares generally should not give rise to UBTI to a tax-exempt stockholder.

Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. Federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.

In certain circumstances, a pension trust that owns more than 10% of the value of shares of our stock could be required to treat a percentage of any distributions received from it as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (i) we are required to “look through” one or more of our pension trust stockholders in order to satisfy the REIT “closely held” test and (ii) either (a) one pension trust owns more than 25% of the value of shares of our stock or (b) one or more pension trusts, each individually holding more than 10% of the value of the shares, collectively own more than 50% of the value of the shares. Certain restrictions on ownership and transfer of our shares generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and generally should prevent us from becoming a pension-held REIT.

Tax-exempt stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our stock.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The present U.S. Federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process, the IRS and the Treasury, which may result in statutory changes as well as revisions to regulations and interpretations. Recently enacted changes to the U.S. Federal income tax laws could have an adverse impact on an investment in our stock. For example, certain changes in law pursuant to the Tax Cuts and Jobs Act could reduce the relative competitive advantage of operating as a REIT as compared with operating as a C corporation, including by (i) reducing the rate of tax applicable to individuals and C corporations, which could reduce the relative attractiveness of the generally single level of taxation on REIT distributions, (ii) permitting immediate expensing of capital expenditures, which could likewise reduce the relative attractiveness of the REIT taxation regime, and (iii) limiting the deductibility of interest expense, which could increase the distribution requirement of REITs (though such limitations should not affect REITs that elect not to have such limitations apply).

Backup Withholding and Information Reporting

In general, VICI is required to report to U.S. stockholders of our stock and to the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Backup withholding, at a rate of 24% through 2025 and 28% thereafter, may apply to dividends paid to a U.S. stockholders unless such holder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide its correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS.

In general, VICI is required to report annually to non-U.S. stockholders of shares of our stock the IRS the amount of dividends paid to such non-U.S. stockholders and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends, interest and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. Non-U.S. stockholders may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds from a sale of our stock within the United States is subject to both backup withholding and information reporting requirements unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our stock conducted through certain United States related financial intermediaries is subject to information reporting requirements (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the applicable holder’s U.S. Federal income tax liability, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

A U.S. Federal withholding tax of 30% generally will be imposed on certain payments made to a “foreign financial institution” (as specifically defined under the Foreign Account Tax Compliance Act rules) unless such institution enters into an agreement with the U.S. tax authorities to withhold certain payments and to collect and provide to the U.S. tax authorities Substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise qualifies for an exemption from these rules. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these withholding and reporting requirements may be subject to different rules. Under the Foreign Account Tax

Compliance Act and administrative guidance, a U.S. Federal withholding tax of 30% generally also will be imposed on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent with certification identifying certain of its direct and indirect U.S. owners. Under certain circumstances, a stockholder may be eligible for refunds or credits of such taxes. These withholding taxes are imposed on distributions paid with respect to our stock, and on gross proceeds from the sale or other taxable disposition of shares of our stock after December 31, 2018 by, foreign financial institutions or non-financial entities (including in their capacity as agents or custodians for beneficial owners of shares of our stock) that fail to satisfy the above requirements. Stockholders should consult with their tax advisors regarding the possible implications of this legislation on their ownership and disposition of shares of our stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. Our state, local or foreign tax treatment and that of our stockholders and holders of debt securities may not conform to the U.S. Federal income tax treatment discussed above. Any foreign taxes that we incur do not pass through to stockholders as credit against their U.S. Federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws applicable to an investment in our stock.

SELLING SECURITY HOLDERS

Information about selling security holders, where applicable, will be set forth in an accompanying prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Securities Act and Exchange Act that are incorporated by reference into this prospectus.

BOOK-ENTRY SECURITIES

We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements.

Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and directors or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

PLAN OF DISTRIBUTION

Sales by Us

We may sell the securities offered by this prospectus from time to time in one or more transactions in any of the following ways:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public;

•	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise; and

•	through a combination of any such methods of sale.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

The applicable prospectus supplement will, where applicable:

•	describe the terms of the offering;

•	identify any such underwriter, dealer or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;

•	describe the purchase price or the public offering price of the securities;

•	identify the amounts underwritten; and

•	identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on the NYSE. Any common stock sold pursuant to a prospectus supplement will be listed on NYSE, subject to official notice of issuance. We may elect to list any series of preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We may offer the securities into an existing trading market on the terms described in a prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplements.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.

Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

Sales by Selling Security Holders

The selling security holders may resell or redistribute the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling security holders (including but not limited to persons who receive securities from a named selling security holder as a gift, partnership distribution or other nonsale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to “selling security holders” in this prospectus. The selling security holders may sell the securities by one or more of the following methods, without limitation:

•

block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•	an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities may be listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are listed or to or through a market maker other than on that stock exchange;

•	privately negotiated transactions, directly or through agents;

•	short sales;

•	through the writing of options on the securities, whether or the options are listed on an options exchange;

•	through the distribution of the securities by any security holders to its partners, members or stockholders;

•	one or more underwritten offerings;

•	agreements between a broker or dealer and any security holder to sell a specified number of the securities at a stipulated price per share; and

•	any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

The security holders may also transfer the securities by gift.

The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling security holder. Broker-dealers may agree with a selling security holder to sell a specified number of the securities at a stipulated price per share. If the broker-dealer is unable to sell securities acting as agent for a selling security holder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

From time to time, one or more of the selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of a selling security holder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling security holder’s securities will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

The selling security holders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling security holder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling security holder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling security holder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling security holder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

The selling security holders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling security holders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling security holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We may agree to indemnify the selling security holders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in the offering of the securities, against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify us, the other selling security holders and any underwriter or other person who participates in the offering of the securities, against specified liabilities arising from information provided by the selling security holders for use in this prospectus or any accompanying prospectus supplement, including liabilities under the federal securities laws. In each case, indemnification may include each person who is an affiliate of or controls one of these specified indemnified persons within the meaning of the federal securities laws or is required to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the securities against specified liabilities arising under the federal securities laws in connection with the offering and sale of the securities.

We will not receive any proceeds from sales of any securities by the selling security holders.

We cannot assure you that the selling security holders will sell all or any portion of the securities offered.

We will supply the selling security holders and any stock exchange upon which the securities are listed with reasonable quantities of copies of this prospectus. To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a selling security holder, we will file a prospectus supplement setting forth:

•	the aggregate number of securities to be sold;

•	the purchase price;

•	the public offering price;

•	if applicable, the names of any underwriter, agent or broker-dealer; and

•

any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation).

If a selling security holder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

LEGAL MATTERS

Certain legal matters with respect to the validity of any shares of common stock or preferred stock offered by means of this prospectus and certain other matters of Maryland law will be passed upon for us by Ballard Spahr LLP, Baltimore, Maryland, and certain other legal matters and certain tax matters will be passed upon for us by Kramer Levin Naftalis & Frankel LLP, New York, New York. Additional legal matters may be passed upon for any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, and the related financial statement schedules of VICI Properties Inc. and subsidiaries, incorporated in this Prospectus by reference from VICI Properties Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined financial statements of Caesars Entertainment Outdoor, incorporated in this Prospectus by reference from VICI Properties Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such combined financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The combined statement of investments (“combined statement”) of real estate assets to be contributed to VICI Properties Inc., incorporated in this Prospectus by reference from VICI Properties Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such combined statement has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The historical audited and unaudited financial statements of Caesars (which are not included or incorporated by reference in this prospectus), as the parent and guarantor of CEOC, our significant lessee, have been filed with the SEC. Caesars files annual, quarterly and current reports and other information with the SEC.

You may read and copy any document we file at the SEC’s public reference rooms in Washington, D.C. at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Caesars’ SEC filings are also available to the public from the SEC’s web site at www.sec.gov, and our SEC filings are available at our website at www.viciproperties.com. We make no representation as to the accuracy or completeness of the information regarding Caesars that is contained in this prospectus, which is obtained from Caesars’ publicly available information, or that is available through the SEC’s website or otherwise made available by Caesars, and none of such publicly available Caesars’ information is incorporated by reference in this prospectus. None of the information on, or accessible through, our website or any other website identified herein is incorporated into this prospectus, and does not constitute a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

We filed a registration statement and related exhibits on Form S-3 relating to the securities covered by this prospectus. You may inspect the registration statement and its exhibits without charge at the office of the SEC at 100 F Street N.E., Washington, D.C. 20549, and obtain copies, at prescribed rates, from the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below:

•

Our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 28, 2018 and our Annual Report on Form 10-K/A for the year ended December 31, 2017, filed with the SEC on April 30, 2018 (together, our “Form 10-K”);

•	Our definitive proxy statement on Schedule 14A for our 2018 annual meeting of stockholders, filed with the SEC on June 21, 2018;

•	Our quarterly reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018, filed with the SEC on May 4, 2018 and August 2, 2018, respectively;

•

Our current reports on Form 8-K and 8-K/A, filed with the SEC on January 3, 2018, January 17, 2018, January 22, 2018, January 29, 2018, February 6, 2018 (other than the information furnished pursuant to Item 7.01 and Exhibit 99.1), March 15, 2018, April 30, 2018, May 7, 2018 (other than the information furnished pursuant to Item 7.01 and Exhibit 99.1), May 9, 2018 (other than the information furnished pursuant to Item 7.01 and Exhibit 99.1 and Exhibit 99.2), May 10, 2018, May 29, 2018, June 19, 2018 (other than the information furnished pursuant to Item 7.01 and Exhibit 99.1 and Exhibit 99.2), June 25, 2018, July 12, 2018 (other than the information furnished pursuant to Item 7.01 and Exhibit 99.1), August 2, 2018 (other than the information furnished pursuant to Item 2.02, Item 7.01, Exhibit 99.1 and Exhibit 99.2), August 30, 2018, September 25, 2018 (other than the information furnished pursuant to Item 7.01 and Exhibits 99.1) and October 1, 2018; and

•	The description of our common stock, which is contained in Item 1 of our Registration Statement on Form 8-A filed with the SEC on January 29, 2018.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”) (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)) after the date of this prospectus. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with the prospectus free of charge upon written or oral request. Our filings with the SEC are available on our website at www.viciproperties.com, in the “Investors” section, as soon as reasonably practicable after they are filed with the SEC. The information that is contained on, or is or becomes accessible through, our website is not part of this prospectus. You may also obtain a copy of these filings at no cost by calling us at (646) 949-4631 or writing to us at the following address:

VICI Properties Inc.

430 Park Avenue, 8th Floor

New York, New York 10022

Attn: Secretary

$750,000,000

VICI Properties Inc.

Common Stock

PROSPECTUS SUPPLEMENT

Citigroup

BofA Merrill Lynch

Deutsche Bank Securities

Evercore ISI

Baird

Barclays

Credit Suisse

Stifel

SunTrust Robinson Humphrey

Wells Fargo Securities

Ladenburg Thalmann

Nomura

December 19, 2018